Exhibit 10.1

EXECUTION

INTERCREDITOR AGREEMENT

dated as of November 13, 2025

by and between

ACF FINCO I LP,

as ABL Agent,

Wilmington Trust, National Association,

as First-Out Notes Collateral Agent, and

Wilmington Trust, National Association,

as Second-Out Notes Collateral Agent

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, supplemented, restated, amended and restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of November 13, 2025 between (a) ACF FINCO I LP, in its capacities as administrative agent and collateral agent (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “ABL Agent”) for (i) the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below (such financial institutions, lenders and investors together with their respective successors, assigns and transferees, including any letter of credit issuers under the ABL Credit Agreement, the “ABL Lenders” and, together with the ABL Agent and any other secured parties under any ABL Document (as defined below), the “ABL Secured Parties”), (b) Wilmington Trust, National Association, in its capacity as collateral agent for the First-Out Notes Claimholders referred to below (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “First-Out Notes Collateral Agent”), (c) Wilmington Trust, National Association, in its capacity as collateral agent for the Second-Out Notes Claimholders referred to below (together with its successors or co-agents in substantially the same capacity as may from time to time be appointed, the “Second-Out Notes Collateral Agent”, and together with the First-Out Notes Collateral Agent, the “Initial Notes Collateral Agents” and each an “Initial Notes Collateral Agent”), and (d) acknowledged and agreed to by the Credit Parties (as defined below).

RECITALS

A.  Pursuant to that certain Credit Agreement dated as of August 12, 2025, among FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL PARTNERS, L.P., a Texas limited partnership (“Fossil Partners”), each of the other U.S. Subsidiary Borrowers (as defined in the ABL Credit Agreement) from time to time party thereto, and FOSSIL CANADA INC., a corporation organized under the laws of New Brunswick (“Fossil Canada”), the Guarantors (as defined in the ABL Credit Agreement) from time to time party thereto, the ABL Lenders, and the ABL Agent (as such agreement may be amended, supplemented, restated, amended and restated, extended, renewed, replaced, refinanced and/or otherwise modified from time to time, the “ABL Credit Agreement”), the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

B.  Pursuant to certain guaranties (as set forth in the ABL Credit Agreement or pursuant to any other ABL Document (as hereinafter defined)) (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “ABL Guarantee”) by each of the ABL Guarantors (as hereinafter defined) in favor of the ABL Agent on behalf of the ABL Secured Parties, ABL Guarantors have agreed to guarantee, inter alia, the payment and performance of the ABL Borrowers’ obligations under the ABL Documents (as hereinafter defined).

C.  As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors (collectively, the “ABL Credit Parties”) under and in connection with the ABL Documents, the ABL Credit Parties have granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens (as hereinafter defined) on the ABL Collateral (as hereinafter defined).

D.  Company (in such capacity, the “First-Out Notes Issuer”), the First-Out Notes Guarantors (as hereinafter defined), Wilmington Trust, National Association, as trustee (in its capacity, and its successors and assigns in such capacity, the “First-Out Notes Trustee”) and the First-Out Notes Collateral Agent, are party to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “First-Out Notes Indenture”), pursuant to which 9.500% Senior Secured Notes of the First-Out Notes Issuer due 2029 (the “First-Out Notes”) were issued.

E.  Pursuant to certain guaranties (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “First-Out Notes Guarantee”) by each of the First-Out Notes Guarantors in favor of the First-Out Notes Claimholders (as hereinafter defined), the First-Out Notes Guarantors have agreed to guarantee, inter alia, the payment and performance of the First-Out Notes Issuer’s obligations under the First-Out Notes Indenture and the First-Out Notes.

F.  Company (in such capacity, the “Second-Out Notes Issuer” and, together with the First-Out Notes Issuer, collectively, the “Issuer”), the Second-Out Notes Guarantors (as hereinafter defined), Wilmington Trust, National Association, as trustee (in its capacity, and its successors and assigns in such capacity, the “Second-Out Notes Trustee” and, together with the First-Out Notes Trustee, collectively, the “Initial Notes Trustees” and each, an “Initial Notes Trustee”) and the Second-Out Notes Collateral Agent, are party to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second-Out Notes Indenture” and, together with the First-Out Notes Indenture, collectively, the “Initial Notes Indentures”), pursuant to which 7.500% Senior Secured Notes of the Second-Out Notes Issuer due 2029 (the “Second-Out Notes” and, together with the First-Out Notes, collectively, the “Initial Notes”) were issued.

G.  Pursuant to certain guaranties (as the same may be amended, amended and restated, supplemented, restated and/or otherwise modified, collectively, the “Second-Out Notes Guarantee” and, together with the First-Out Notes Guarantee, collectively, the “Initial Notes Guarantee”) by each of the Second-Out Notes Guarantors in favor of the Second-Out Notes Claimholders (as hereinafter defined), the Second-Out Notes Guarantors have agreed to guarantee, inter alia, the payment and performance of the Second-Out Notes Issuer’s obligations under the Second-Out Notes Indenture and the Second-Out Notes.

H.  As a condition to the effectiveness of the Initial Notes Indentures and to secure the obligations of the Issuer and the Initial Notes Guarantors (collectively, the “Initial Notes Credit Parties”) under and in connection with the Initial Notes Documents (as hereinafter defined), the Initial Notes Credit Parties have granted to each Initial Notes Collateral Agent Liens on the Notes Collateral (as hereinafter defined).

I.  Each of the ABL Agent (on behalf of the ABL Secured Parties) and each Initial Notes Collateral Agent (on behalf of the applicable Initial Notes Claimholders) and, by their acknowledgment hereof, the ABL Credit Parties and the Initial Notes Credit Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1  UCC Definitions. The following terms which are defined in the Uniform Commercial Code or, if applicable, the PPSA, are used herein as so defined: Account, Chattel Paper, Commercial Tort Claim, Commodity Account (including a “futures account” as defined in the PPSA), Commodity Contract (including a “futures contract” as defined in the PPSA), Deposit Account, Document (including a “document of title” as defined in the PPSA), Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible (including an “intangible” as defined in the PPSA), Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible (including an “intangible” as defined in the PPSA under which the account debtor’s principal obligation is a monetary obligation), Promissory Note, Records, Securities, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

Section 1.2  Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Agent” shall have the meaning assigned to that term in the introduction to this Agreement.

“ABL Borrowers” shall mean the collective reference to (i) the Company and (ii) any other Person who is, or becomes, a party to the ABL Credit Agreement as a borrower thereunder. The term “ABL Borrowers” shall include all “Borrowers” under and as defined in the ABL Credit Agreement.

“ABL Borrowing Base” shall mean the “Borrowing Base” or similar term as defined in any ABL Credit Agreement.

“ABL Cash Management Affiliate” shall mean any ABL Cash Management Bank that is owed ABL Cash Management Obligations by any ABL Credit Party or any Subsidiary thereof and which ABL Cash Management Obligations are secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees.

“ABL Cash Management Bank” shall mean, as of any date of determination, any Person that is the ABL Agent and each co-agent or sub-agent appointed in accordance with the ABL Credit Agreement, an ABL Lender or an Affiliate of an ABL Lender on the date any such Person shall have extended Cash Management Services constituting ABL Cash Management Obligations.

“ABL Cash Management Obligations” shall mean obligations owed by any ABL Credit Party or any Restricted Subsidiary to any ABL Cash Management Bank in respect of or in connection with any Cash Management Services.

“ABL Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents to secure any ABL Obligations, together with all rents, issues, profits, products and Proceeds thereof (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Collateral).

“ABL Collateral Documents” shall mean all “Collateral Documents” or similar term as defined in any ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust, deeds of hypothec, account control agreements, customs brokers agreements, collateral access agreements, and other collateral documents executed and delivered in connection with any ABL Document, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include, any one or more other agreements, indentures or facilities extending the maturity of, consolidating, restructuring, refunding, amending, replacing or refinancing all or any portion of the ABL Obligations, whether by the same or any other agent, trustee, lender, group of lenders, creditor or group of creditors and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“ABL Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“ABL Default” shall mean an “Event of Default” or other equivalent term (as defined in any of the ABL Documents).

“ABL Deposit and Securities Accounts” shall mean all Deposit Accounts, Securities Accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Credit Parties (other than the Notes Priority Accounts).

“ABL Documents” shall mean any ABL Credit Agreement, any ABL Guarantee, any ABL Collateral Document, all agreements regarding Cash Management Services between an ABL Credit Party or any Subsidiary and any ABL Cash Management Affiliate, any ABL Hedging Agreement, any “Loan Document” (as defined in the ABL Credit Agreement), any other ancillary agreement as to which any ABL Secured Party is a party or a beneficiary and all other agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any ABL Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing or any ABL Document, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Financial Covenant” means the financial covenant set forth in Section 6.12 of the ABL Credit Agreement determined in a manner consistent with the provisions of such Section 6.12, as in effect as of the date hereof.

“ABL Guarantee” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guarantee made by an ABL Guarantor guaranteeing, inter alia, the payment and performance of any ABL Obligations.

“ABL Guarantors” shall mean the Guarantors (as defined in the ABL Credit Agreement) and any other Person who becomes (or is required to become) a guarantor under any ABL Guarantee. The term “ABL Guarantors” shall include all “U.S. Guarantors”, the “Canadian Guarantors”, the “German Guarantors”, the “Swiss Guarantors”, the “Dutch Guarantors” and the “UK Guarantors” under and (in each case) as defined in the ABL Credit Agreement.

“ABL Hedge Bank” shall mean, as of any date of determination, any Person that is the ABL Agent and each co-agent or sub-agent appointed in accordance with the ABL Credit Agreement or an ABL Lender or an Affiliate of an ABL Lender, in each case, that has entered into an ABL Hedging Agreement with an ABL Credit Party or Subsidiary, as applicable, with the obligations of such ABL Credit Party or Subsidiary, as applicable, thereunder being secured by one or more ABL Collateral Documents, together with their respective successors, assigns and transferees (even if such ABL Hedge Bank ceases to be an ABL Lender or an Affiliate or branch of an ABL Lender under the ABL Credit Agreement for any reason).

“ABL Hedging Agreement” shall mean any Hedging Agreement by and among any ABL Hedge Bank with an ABL Credit Party or Subsidiary.

“ABL Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” or similar term under any ABL Document.

“ABL Obligations” shall mean any and all obligations of every nature of each ABL Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations” or similar term as defined in any ABL Credit Agreement and whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of ABL Hedging Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any ABL Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such ABL Credit Party, would have become due or accrued on any ABL Obligation, whether or not a claim is allowed against such ABL Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Priority Collateral):

(1)  all Credit Card Receivables, Payment Intangibles, and all Accounts (other than Accounts which constitute identifiable proceeds of Notes Priority Collateral);

(2)  cash, Money, cash proceeds, and cash equivalents (other than cash, Money, cash proceeds and cash equivalents which constitute identifiable proceeds of Notes Priority Collateral);

(3)  all (x) Deposit Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral) and all Money, cash, cash proceeds, checks, other negotiable instruments, funds and other evidences of payments held therein, including (to the extent owing in respect of ABL Priority Collateral) funds on account of intercompany indebtedness between or among the Credit Parties or their Affiliates, (y) Securities Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral), Security Entitlements, Financial Assets and Securities credited to such a Securities Account (other than Equity Interests of Credit Parties and their Subsidiaries) and (z) Commodity Accounts (other than Notes Priority Accounts that solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral) and Commodity Contracts credited thereto, and, in each case, all cash, Money, cash proceeds, cash equivalents, checks and other property held therein or credited thereto; provided, however, that to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such Deposit Accounts or Securities Accounts, after the delivery of a Notes Cash Proceeds Notice, such identifiable proceeds (to the extent not applied to the repayment of ABL Obligations prior to the receipt of such Notes Cash Proceeds Notice), shall be treated as Notes Priority Collateral so long as such proceeds are in fact Notes Priority Collateral;

(4)  all Inventory;

(5)  all intercompany indebtedness arising from (x) intercompany advances utilizing proceeds of Loans (as defined in the ABL Credit Agreement) and (y) all intercompany indebtedness arising from intercompany transfers of items referred to in the preceding clauses (1)-(4); provided that to the extent any of the foregoing in this clause (5) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (x) through (y) shall be included in the ABL Priority Collateral;

(6)  all proceeds, receivables, products, substitutions or replacements of the Loans (as defined in the ABL Credit Agreement) and other credit extensions made under the ABL Documents;

(7)  at all times prior to the Collateral Designation Date (as defined in the ABL Credit Agreement), the Specified Collateral;

(8)  to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral, all Documents, General Intangibles (including all rights under contracts), Instruments (including the Intercompany Note Documents and other Promissory Notes), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) and Commercial Tort Claims; provided that to the extent any of the foregoing in this clause (8) also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) shall be included in the ABL Priority Collateral;

(9)  to the extent relating to any of the items referred to in the preceding clauses (1) through (8) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights; provided that to the extent any of the foregoing in this clause (9) also relates to Notes Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (8) shall be included in the ABL Priority Collateral;

(10)  all books and Records relating to the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (9) constituting ABL Priority Collateral); and

(11)  all collateral security and guarantees with respect to any of the foregoing and, subject to Section 3.7, all cash, Money, cash equivalents, insurance proceeds (including all proceeds of credit insurance and provided that with respect to, proceeds of business interruption insurance, only 50% of such proceeds of business interruption insurance shall constitute ABL Priority Collateral), receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds or otherwise with respect to any of the foregoing (such items in this clause (11), the “ABL Priority Proceeds”).

“ABL Recovery” shall have the meaning set forth in Section 5.3(a).

“ABL Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Additional Notes Claimholders” shall mean, at any relevant time, the holders of Additional Notes Obligations at that time and the trustees, agents and other representatives of the holders of any Additional Notes Debt, the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Additional Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Notes Document outstanding at such time.

“Additional Notes Collateral Agent” shall mean, in the case of any Additional Notes Instrument and the Additional Notes Claimholders thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Notes Instrument that is named as the “Collateral Agent” in respect of such Additional Notes Instrument in the applicable Joinder Agreement.

“Additional Notes Collateral Documents” shall mean any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Credit Party to secure any Additional Notes Obligations owed thereunder to any Additional Notes Claimholders or under which rights or remedies with respect to such Liens are governed.

“Additional Notes Credit Parties” shall mean each Restricted Subsidiary of Company from time to time party to any Additional Notes Document as a borrower, guarantor, issuer, grantor, pledger or other obligor thereunder (including each Additional Notes Guarantor).

“Additional Notes Debt” shall mean the principal amount of Indebtedness issued or incurred under any Additional Notes Instrument.

“Additional Notes Documents” shall mean any Additional Notes Instrument, Additional Notes Collateral Document and any other agreement, document and instrument providing for or evidencing any other Additional Notes Obligations, including any document or instrument executed or delivered at any time in connection with any Additional Notes Obligations, including any intercreditor or joinder agreement among holders of Notes Obligations, to the extent such are effective at the relevant time.

“Additional Notes Guarantee” shall mean any guaranty or guarantee made by an Additional Notes Guarantor guaranteeing, inter alia, the payment and performance of any Initial Notes Obligations.

“Additional Notes Guarantor” shall mean the collective reference to Company and each Subsidiary of Company or any other Person (other than a Borrower (with respect to its own obligations) under an Additional Notes Instrument) who shall from time to time guarantee any Additional Notes Obligation.

“Additional Notes Instrument” shall mean any (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each then existing Credit Document; provided that no ABL Credit Agreement or other ABL Documents, the Initial Notes Indentures nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Notes Instrument at any time.

“Additional Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to the Additional Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any Additional Notes Documents that are secured on a pari passu or junior basis with the Initial Notes Obligations, and whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Additional Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any Additional Notes Obligations, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent(s)” shall mean individually the ABL Agent, any Notes Collateral Agent, the Common Collateral Agent and collectively means all of the foregoing.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Bankruptcy Court” shall mean a court of component jurisdiction under or in respect of any Debtor Relief Law.

“Borrower” shall mean as applicable and as the context may require (a) individually, an ABL Borrower or any other Credit Party in its capacity as a “borrower”, “issuer” or other obligor, in a similar capacity under any Credit Document or (b) collectively, all of the foregoing Credit Parties.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Management Services” shall mean any agreement or arrangement to provide cash management services, including automated clearinghouse transfers, controlled disbursement accounts, treasury, depository, overdraft, lease financing or related services, supply chain financing, merchant services, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party constituting ABL Collateral or Notes Collateral.

“Collateral Agent” shall mean (i) the ABL Agent, (ii) each Initial Notes Collateral Agent, (iii) the Common Collateral Agent or (iv) any Additional Notes Collateral Agent, or all of the foregoing, as the context may require.

“Collateral Designation” shall have the meaning assigned to that term in the ABL Credit Agreement (as in effect on the date hereof).

“Collateral Designation Date” shall have the meaning assigned to that term in the ABL Credit Agreement (as in effect on the date hereof).

“Collateral Designation Exercise Notice” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Collateral Designation Option” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Collateral Designation Option Period” shall have the meaning assigned to that term in Section 3.8(b)(1).

“Common Collateral Agent” means the ABL Agent with respect to Foreign Collateral as set forth in Section 3.11 and its respective successors or assigns.

“Control” shall have the meaning specified in the definition of “Affiliate”.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code or, if applicable, the PPSA), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Controlling Noteholders” shall have the meaning set forth in Section 3.8.

“Controlling Notes Collateral Agent” shall mean (i) at any time the First-Out Notes Obligations are outstanding, the First-Out Notes Collateral Agent, and (ii) at any time after no First-Out Notes Obligations remain outstanding, the Second-Out Notes Collateral Agent.

“Copyright Licenses” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Credit Party or that such Credit Party otherwise has the right to license, or granting any right to any Credit Party under any Copyright now or hereafter owned by any third party, and all rights of such Credit Party under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by or assigned to any Credit Party: (a) all copyright rights in any work subject to the copyright laws of the United States, Canada or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States, Canada or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, the Canadian Intellectual Property Office or any similar offices in any other country, and all: (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of such copyrights, (ii) reissues, renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Court Appointed Official” shall mean a trustee, monitor, receiver, interim receiver, receiver and manager, liquidator, custodian or other official with similar powers appointed by a Bankruptcy Court.

“Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Credit Party to payment from any credit card issuer, credit card processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit, debit, prepayment or other payment card and (b) all present and future rights of any Credit Party to payment from any credit card issuer, credit card processor or other third party in connection with the sale or transfer of accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any credit card issuer or credit card processor under the credit card agreements or otherwise, in each case above calculated net of prevailing interchange charges.

“Credit Documents” shall mean the ABL Documents and the Notes Documents.

“Credit Parties” shall mean the ABL Credit Parties and the Notes Credit Parties.

“Debtor Relief Laws” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the IAUK and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, reorganization, administration or similar debtor relief laws of the United States,

Canada, Germany, Switzerland, the United Kingdom or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean (a) the indefeasible payment in full in cash of all outstanding ABL Obligations excluding contingent indemnity obligations with respect to then unasserted claims but including, for the avoidance of doubt, (i) with respect to amounts available to be drawn under outstanding letters of credit issued under any ABL Document (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit), the cancellation of such letters of credit or the delivery or provision of cash collateral or backstop letters of credit in respect thereof in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (ii) with respect to ABL Hedging Agreements and ABL Cash Management Obligations (or indemnities or other undertakings issued pursuant thereto in respect of outstanding ABL Hedging Agreements and ABL Cash Management Obligations) the termination thereof and payment in full in cash of all ABL Obligations (other than contingent indemnity obligations with respect to then unasserted claims) with respect thereto or the delivery or provision of cash collateral in respect thereof in compliance with the terms of the ABL Credit Agreement, and (b) the termination of all commitments to extend credit under the ABL Documents.

“Discharge of Notes Obligations” shall mean (a) the indefeasible payment in full in cash of all outstanding Notes Obligations excluding contingent indemnity obligations with respect to then unasserted claims, and (b) the termination of all commitments to extend credit under the Notes Documents.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Credit Party now or hereafter has any right, title or interest.

“Enforcement Notice” shall mean a written notice delivered by either the ABL Agent or the Controlling Notes Collateral Agent to the other Agents announcing that an Enforcement Period has commenced.

“Enforcement Period” shall mean the period of time following the receipt by either the ABL Agent or the Controlling Notes Collateral Agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the Controlling Notes Collateral Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) in the case when the ABL Agent has delivered the applicable Enforcement Notice, the ABL Agent terminates, or agrees in writing to terminate, the Enforcement Period, or (d) in the case when the Controlling Notes Collateral Agent, has delivered the applicable Enforcement Notice, the Controlling Notes Collateral Agent terminates, or agrees in writing to terminate, the Enforcement Period.

“Equity Interest” shall mean, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Event of Default” shall mean, as applicable and as the context may require, an ABL Default or a Notes Default.

“Exercise of Any Secured Creditor Remedies”, “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a)  the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, the PPSA or other applicable law;

(b)  the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)  the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d)   the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)  subject to the priority of floating charges set out in Section 2.1(a)(5), making a UK Appointment in accordance with the provisions of the IAUK;

(f)  the sale, assignment, transfer, lease, license, exchange or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction of any Secured Party permissible under applicable law;

(g)  the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code, the PPSA or under provisions of similar effect under other applicable law; and

(h)  the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with the provisions of Article VI hereof, (ii) the exercise of rights by the ABL Agent upon the occurrence of a Dominion Period (as defined in any ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent to a store closing sale, going out of business sale or other disposition by any Credit Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, or (v) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Agent.

“First-Out Notes” shall have the meaning assigned to such term in the recitals to this Agreement.

“First-Out Notes Claimholders” shall mean, at any relevant time, the holders of First-Out Notes Obligations at that time including the “Secured Parties” as defined in the First-Out Notes Security Agreement and the First-Out Notes Collateral Agent, the First-Out Notes Trustee, and the other trustees, agents and representatives of the holders of the First-Out Notes Obligations (including any holders of First-Out Notes Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the First-Out Notes Indenture), the beneficiaries of each indemnification obligation undertaken by any Credit Party under any First-Out Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any First-Out Notes Document outstanding at such time.

“First-Out Notes Collateral Agent” shall have the meaning assigned to it in the Preamble to this Agreement.

“First-Out Notes Collateral Documents” shall mean the “Collateral Documents” (as defined in the First-Out Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First-Out Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“First-Out Notes Documents” shall mean the First-Out Notes Indenture, the First-Out Notes Collateral Documents and the other Notes Documents (as defined in the First-Out Notes Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other First-Out Notes Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any

First-Out Notes Obligations, including any intercreditor or joinder agreement among holders of First-Out Notes Obligations, to the extent such are effective at the relevant time.

“First-Out Notes Guarantor” shall mean the collective reference to any other Person who becomes (or is required to become) a guarantor under any First-Out Notes Guarantee. The term “First-Out Notes Guarantors” shall include all “Guarantors” under and as defined in the First-Out Notes Indenture.

“First-Out Notes Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“First-Out Notes Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“First-Out Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to First-Out Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any First-Out Notes Document, including, without limitation, all “Obligations” as defined in the First-Out Notes Security Agreement and whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any First-Out Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any First-Out Notes Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“First-Out Notes Security Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, among the First-Out Notes Issuer, the other Credit Parties party thereto and the First-Out Notes Collateral Agent, as it may be amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time.

“First-Out Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Foreign Security Documents” shall mean each security document, pledge agreement, hypothec, charge or other document or instrument delivered in accordance with applicable local or foreign law to grant or perfect Liens on any Foreign Collateral in favor of the Secured Parties and/or the Common Collateral Agent acting in their respective capacities and all documents delivered therewith.

“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time.

“German Credit Parties” shall mean collectively the Credit Parties that are incorporated under the laws of the Federal Republic of Germany.

“German Security Agreement” shall mean, collectively, any German law pledge or security agreement entered into on or about the date of this Agreement by any Credit Party (as required by this Agreement or any other Credit Document), as the same may be amended, restated or otherwise modified from time to time.

“Governmental Authority” shall mean the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing) whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, including any obligations of the type referred to in the definition of “Swap Agreement” in the ABL Credit Agreement.

“IAUK” means the Insolvency Act 1986 (UK), as now and hereafter in effect, or any successor statute.

“Indebtedness” shall mean (i) all obligations of a Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount of all letters of credit, bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (iii) obligations of such Person under any Hedging Agreement; (iv) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (v) any guarantees of the foregoing.

“Initial Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“Initial Notes Claimholders” shall mean, collectively, the First-Out Notes Claimholders and the Second-Out Notes Claimholders.

“Initial Notes Collateral Agent(s)” shall have the meaning assigned to it in the Preamble to this Agreement.

“Initial Notes Collateral Documents” shall mean the collective reference to the First-Out Notes Collateral Documents and the Second-Out Notes Collateral Documents.

“Initial Notes Credit Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Initial Notes Documents” shall mean the collective reference to the First-Out Notes Documents and the Second-Out Notes Documents.

“Initial Notes Guarantee” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any other guarantee made by an Initial Notes Guarantor guaranteeing, inter alia, the payment and performance of any Initial Notes Obligations.

“Initial Notes Guarantor” shall mean the collective reference to the First-Out Notes Guarantors and the Second-Out Notes Guarantors.

“Initial Notes Indentures” shall have the meaning assigned to such term in the recitals to this Agreement.

“Initial Notes Obligations” shall mean, collectively, the First-Out Notes Obligations and the Second-Out Notes Obligations.

“Initial Notes Security Agreement” shall mean, collectively, the First-Out Notes Security Agreement and the Second-Out Notes Security Agreement.

“Initial Notes Trustee(s)” shall have the meaning assigned to that term in the recitals to this Agreement.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership, dissolution, administration, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors, (c) any case, action or proceeding pursuant to which a

Court Appointed Official has been appointed with respect to any Credit Party or any of its assets, in each case covered by clauses (a), (b) and (c), undertaken under any Debtor Relief Laws or (d) any liquidation, dissolution, reorganization, administration or winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Credit Party that is subject to a security interest under any ABL Documents or any Notes Document, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Domain Names, trade secrets, social media accounts, digital platforms, confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae, goodwill, and customer lists, any and all intellectual property rights in computer software and computer software products (including, without limitation, source codes, object codes, data and related documentation), any and all design rights owned or used by such Credit Party, all other intellectual property rights of every description as set forth in the ABL Documents or the Notes Documents as in effect as of the date hereof which may now or in the future subsist (in each case whether registered or not), all other proprietary information and all embodiments or fixations thereof and related documentation and registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” shall mean Collateral consisting of Intellectual Property.

“IP Advance” shall have the meaning assigned to that term in the ABL Credit Agreement; provided, however, that for purposes of determining the amount required to be paid by the Notes Claimholders in satisfaction of the requirement in Section 3.8(b)(2)(i), such amount shall be determined without giving effect to any amendment to the ABL Credit Agreement (which has not been consented to by the Controlling Notes Collateral Agent (acting at the direction of the requisite applicable Notes Claimholders pursuant to the applicable Initial Notes Indenture), if the effect of such amendment would result in more credit being available to the Credit Parties based on the value of Intellectual Property Collateral included in the determination of the ABL Borrowing Base.

“Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“Joinder Agreement” shall mean an agreement in form and substance substantially similar to Exhibit A after giving effect to Section 5.2.

“License” shall mean any Patent License, Trademark License, Copyright License, or other license or sublicense agreement granting rights under Intellectual Property to which any Credit Party is a party.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, collateral assignment, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Lien Priority” shall mean with respect to any Lien of the ABL Secured Parties or the Notes Claimholders in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Limited IP Standstill Period” has the meaning assigned to that term in Section 2.3(b).

“New Agent” has the meaning assigned to that term in Section 5.2(c).

“New Debt Notice” has the meaning assigned to that term in Section 5.2(c).

“Notes Cash Proceeds Notice” shall mean a written notice delivered by the Controlling Notes Collateral Agent to the ABL Agent (a) stating that a Notes Default has occurred and is continuing under one or more Notes Documents and specifying the relevant Notes Default and (b) stating that certain cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Notes Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Notes Claimholders” shall mean, at any relevant time, the holders of Notes Obligations at that time, including the Initial Notes Trustees, each Notes Collateral Agent, the Additional Notes Claimholders and the Initial Notes Claimholders.

“Notes Collateral” shall mean all Property now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted or purported to be granted to an Initial Notes Collateral Agent or any Additional Notes Collateral Agent under any of the Notes Collateral Documents, as applicable, to secure any Notes Obligations, as applicable, together with all rents, issues, profits, products and Proceeds thereof (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be Notes Collateral).

“Notes Collateral Agents” shall mean each Initial Notes Collateral Agent and each Additional Notes Collateral Agent.

“Notes Collateral Documents” shall mean the Initial Notes Collateral Documents and any Additional Notes Collateral Documents.

“Notes Credit Parties” shall mean the Initial Notes Credit Parties and the Additional Notes Credit Parties.

“Notes Default” shall mean an “Event of Default” or other equivalent term (as defined in any of the Notes Documents).

“Notes Documents” shall mean the Initial Notes Documents and any Additional Notes Documents.

“Notes Guarantee” shall mean the Initial Notes Guarantee and each Additional Notes Guarantee.

“Notes Guarantor” shall mean the collective reference to each Initial Notes Guarantor and each Additional Notes Guarantor.

“Notes Mortgages” shall mean all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents now existing or to be entered into by and among the Credit Party party thereto and any Notes Collateral Agent that create Liens on real property of any Credit Party to secure any Notes Obligations.

“Notes Obligations” shall mean the Initial Notes Obligations and any Additional Notes Obligations.

“Notes Priority Accounts” shall mean any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case that are intended to solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral (it being understood that any property in such Deposit Accounts, Securities Accounts or Commodities Accounts which is not Notes Priority Collateral or identifiable proceeds of Notes Priority Collateral shall not be Notes Priority Collateral solely by virtue of being on deposit in any such Deposit Account, Securities Account or Commodity Account).

“Notes Priority Collateral” shall mean all Collateral other than ABL Priority Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code, or any comparable provision in any other Debtor Relief Law, would be ABL Priority Collateral), including:

(1)  (1)   all Equipment, Fixtures, Real Property, intercompany indebtedness between or among the Credit Parties or their Affiliates (other than ABL Priority Collateral described in clause (5) of the definition thereof), and all Equity Interests held by the Credit Parties and other Investment Property (other than any Investment Property constituting ABL Priority Collateral, including Investment Property described in clause 3(y) of the definition of ABL Priority Collateral);

(2)  except to the extent constituting ABL Priority Collateral, all Instruments, Commercial Tort Claims, Documents and General Intangibles;

(3)  Notes Priority Accounts; provided, however, that to the extent that identifiable proceeds of ABL Priority Collateral are deposited in any such Notes Priority Accounts, such identifiable proceeds shall be treated as ABL Priority Collateral;

(4)  on and after the Collateral Designation Date, Specified Collateral;

(5)  all other Collateral, other than the ABL Priority Collateral (including ABL Priority Proceeds); and

(6)  all collateral security and guarantees with respect to the foregoing, and all cash, Money, insurance proceeds, receivables, products, substitutions, replacements, Instruments, Securities and Financial Assets received as proceeds of any of the foregoing, but, in any event, excluding the ABL Priority Collateral (including ABL Priority Proceeds) (such proceeds, “Notes Priority Proceeds”).

“Obligations” shall mean the ABL Obligations and the Notes Obligations.

“Party” shall mean the ABL Agent, each Initial Notes Collateral Agent, or each Additional Notes Collateral Agent, and “Parties” shall mean each of the ABL Agent, each Initial Notes Collateral Agent, and each Additional Notes Collateral Agent.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, is in existence, or granting to any Credit Party any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Credit Party under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all letters patent of the United States, Canada, United Kingdom, European Union, industrial designs or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent or industrial designs of the United States, Canada, United Kingdom, European Union or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office, the United Kingdom Intellectual Property Office, the European Union Intellectual Property Office or any similar offices in any other country, and (b) all (i) rights and privileges arising under applicable law with respect to such Credit Party’s use of any patents and industrial designs, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable respect to any of the foregoing, including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Person” shall mean any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created under any Credit Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in any applicable jurisdiction in Canada, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Priority Collateral” shall mean with respect to the ABL Secured Parties, all ABL Priority Collateral, and with respect to the Notes Claimholders, all Notes Priority Collateral.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code or, if applicable, the PPSA, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, replaced, collected, or disposed of, whether voluntarily or involuntarily.

“Pro Forma Borrowing Base Modifications” has the meaning assigned to that term in Section 3.8(b)(ii).

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Real Property” shall mean any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Obligations” shall have the meaning assigned to that term in Section 5.2(c).

“Restricted Subsidiary” shall mean (a) with respect to ABL Guarantors, any “Restricted Subsidiary” (or similar designation) under and as defined in any ABL Credit Agreement and (b) with respect to the Notes Guarantor, any “Restricted Subsidiary” (or similar designation) under and as defined in any Notes Document.

“Second-Out Notes” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second-Out Notes Claimholders” shall mean, at any relevant time, the holders of Second-Out Notes Obligations at that time including the “Secured Parties” as defined in the Second-Out Notes Indenture and the Second-Out Notes Collateral Agent, the Second-Out Notes Trustee, and the other trustees, agents and representatives of the holders of the Second-Out Notes Obligations (including any holders of Second-Out Notes Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the Second-Out Notes Indenture), the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Second-Out Notes Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Second-Out Notes Document outstanding at such time.

“Second-Out Notes Collateral Agent” shall have the meaning assigned to it in the Preamble to this Agreement.

“Second-Out Notes Collateral Documents” shall mean the “Collateral Documents” (as defined in the Second-Out Notes Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second-Out Notes Obligations or under which rights or remedies with respect to such Liens are governed.

“Second-Out Notes Documents” shall mean the Second-Out Notes Indenture, the Second-Out Notes Collateral Documents and the other Notes Documents (as defined in the Second-Out Notes Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Out Notes Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any Second-Out Notes Obligations, including any intercreditor or joinder agreement among holders of Second-Out Notes Obligations, to the extent such are effective at the relevant time.

“Second-Out Notes Guarantor” shall mean the collective reference to any Person who becomes (or is required to become) a guarantor under any Second-Out Notes Guarantee. The term “Second-Out Notes Guarantors” shall include all “Guarantors” under and as defined in the Second-Out Notes Indenture.

“Second-Out Notes Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Second-Out Notes Issuer” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second-Out Notes Obligations” shall mean any and all obligations of every nature of each Credit Party from time to time owed to Second-Out Notes Claimholders, or any of them, under, in connection with, or evidenced or secured by any Second-Out Notes Document, including, without limitation, all “Obligations” as defined in the Second-Out Notes Security Agreement and whether for principal, interest, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any Second-Out Notes Document (including interest, fees, expenses and indemnifications which, but for the filing of an Insolvency Proceeding with respect to such Credit Party, would have become due or accrued on any Second-Out Notes Obligation, whether or not a claim is allowed against such Credit Party for such interest, fees, expenses and indemnifications in such Insolvency Proceeding), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Second-Out Notes Security Agreement” shall mean the Pledge and Security Agreement, dated as of the date hereof, among the Second-Out Notes Issuer, the other Credit Parties party thereto and the Second-Out Notes Collateral Agent, as it may be amended, supplemented, amended and restated, replaced, renewed or otherwise modified from time to time.

“Second-Out Notes Trustee” shall have the meaning assigned to that term in the recitals to this Agreement.

“Secured Parties” shall mean, collectively, the ABL Secured Parties and the Notes Claimholders.

“Specified Collateral” shall mean all Intellectual Property Collateral.

“Subsidiary” of a Person shall mean a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swiss Credit Party” shall mean any Credit Party incorporated and organized under the laws of Switzerland or which is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

“Swiss Security Document” shall have the meaning set forth in Section 3.11(a).

“Swiss Withholding Tax” shall mean taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” shall mean the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Term Recovery” shall have the meaning set forth in Section 5.3(b).

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Credit Party or that any Credit Party otherwise has the right to license, or granting to any Credit Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Credit Party under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office, the United Kingdom Intellectual Property Office, the European Union Intellectual Property Office or any similar offices in any State of the United States, Canada, the United Kingdom or European Union or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) any and all rights and privileges arising under applicable law with respect to such Credit Party’s use of any trademarks, (c) all extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) all rights to sue for past, present and future infringements or dilution thereof or other injuries thereto.

“UK ABL Floating Charge” means each floating charge granted by a UK Credit Party to secure the ABL Obligations.

“UK Appointment” means the appointment of an administrator of a UK Credit Party pursuant to paragraph 14 of Schedule B1 to the IAUK.

“UK Credit Party” shall mean any Credit Party which is incorporated in England and Wales.

“UK Notes Floating Charge” means each floating charge granted by a UK Credit Party to secure the Notes Obligations.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection or priority or availability of such remedy, as the case may be.

“Use Period” shall mean the period commencing on the date that the ABL Agent or an agent acting on its behalf furnish the Notes Collateral Agents with an Enforcement Notice and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any ABL Credit Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

Section 1.3  Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary” and (xi) “foreclosure” shall be deemed to include the exercise of a “hypothecary right”.

ARTICLE 2

LIEN PRIORITY

Section 2.1  Priority of Liens.

(a)  Notwithstanding (i) the date, time, method, manner, or order of grant, attachment or perfection of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Notes Claimholders in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or any Notes Collateral Agent (or ABL Secured Parties or Notes Claimholders) in any Collateral, (iii) any provision of the Uniform Commercial Code, the PPSA, Debtor Relief Laws or any other applicable law, or of the ABL Documents or the Notes Documents, (iv) whether the ABL Agent or any Notes Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the Notes Obligations are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or any ABL Secured Party or any Notes Collateral Agent or any Notes Claimholder securing any of the ABL Obligations or Notes Obligations, respectively, are contractually subordinated to any Lien securing any obligation of any Credit Party other than the Notes Obligations or the ABL Obligations, respectively, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agree that:

(1)  any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of any Notes Collateral Agent or any other Notes Claimholder that secures (or purports to secure) all or any portion of the Notes Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent or any other ABL Secured Party in such ABL Priority Collateral to secure all or any portion of the ABL Obligations;

(2)  any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any other ABL Secured Party that secures (or purports to secure) all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to any Notes Collateral Agent or any other Notes Claimholder in such ABL Priority Collateral to secure all or any portion of the Notes Obligations;

(3)  any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of the ABL Agent or any other ABL Secured Party that secures (or purports to secure) all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to any Notes Collateral Agent or any other Notes Claimholder in such Notes Priority Collateral to secure all or any portion of the Notes Obligations;

(4)  any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of any Notes Collateral Agent or any other Notes Claimholder that secures (or purports to secure) all or any portion of the Notes Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any other ABL Secured Party in such Notes Priority Collateral to secure all or any portion of the ABL Obligations;

(5)  as between the UK ABL Floating Charges and the UK Notes Floating Charges, the UK ABL Floating Charges shall be deemed to be the prior floating charges for the purposes of paragraph 15 of Schedule B1 to the IAUK; and

(6)  for purposes of applicable law in the province of Quebec, the ABL Agent, on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agree to cede priority and preference of rank of their respective Liens on the Collateral as required in order to give effect to the Lien subordination set out in this Section 2.1.

(b)   The Lien subordination provisions contained herein relate solely to the priority of Liens granted to the ABL Agent and any Notes Collateral Agent by the Credit Parties and shall apply only to the extent that the Liens of the ABL Agent and such Notes Collateral Agent are valid, perfected, and enforceable. It is the ABL Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Credit Parties to the ABL Agent for the benefit of itself and the ABL Secured Parties. It is each Note Collateral Agent’s responsibility to ensure the validity, perfection and enforceability of the Liens granted by the Credit Parties to the Notes Collateral Agent for the benefit of itself and the Notes Claimholders.

(c)   Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, acknowledges and agrees that, concurrently herewith (or, from time to time hereafter), the ABL Agent, for the benefit of itself and the ABL Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which such Notes Collateral Agent has been granted Liens and each Notes Collateral Agent hereby consents thereto. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith (or, from time to time hereafter), the Notes Collateral Agents, for the benefit of such Notes Collateral Agent and the applicable Notes Claimholders, has been, or may be, granted Liens upon all of the Collateral in which the ABL Agent has been granted Liens and the ABL Agent hereby consents thereto.

Section 2.2  Waiver of Right to Contest Liens.

(a)   Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including, without limitation, in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Agent or any other ABL Secured Parties in respect of the Collateral or the provisions of this Agreement or the allowability of the claims asserted by the ABL Agent or the ABL Secured Parties. Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that none of the Notes Collateral Agents or the Notes Claimholders will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Agent or any ABL Secured Party under the ABL Documents with respect to the ABL Priority Collateral or (ii) object to the forbearance by the ABL Agent or any of the ABL Secured Parties from bringing or pursuing any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral. Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, hereby waives any and all rights it or such Notes Claimholders may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which the ABL Agent or any ABL Secured Party seeks to enforce its Liens in any ABL Priority Collateral. The foregoing shall not be construed to prohibit any Notes Collateral Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

(b)   The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take (or cause to be taken) any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Notes Collateral Agent or any Notes Claimholders in respect of the Collateral or the provisions of this Agreement or the allowability of the claims asserted by any Notes Collateral Agent or any other Notes Claimholder. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that none of the ABL Agent or the ABL Secured Parties will (i) contest, protest or object to, or otherwise take (or cause to be taken) any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by any Notes Collateral Agent or any Notes Claimholder under the Notes Documents with respect to the Notes Priority

Collateral or (ii) object to the forbearance by any Notes Collateral Agent or any of the Notes Claimholders from bringing or pursuing any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral. Except to the extent expressly set forth in Section 3.6 of this Agreement, the ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to (or support any other Person contesting, protesting or objecting to), or interfere with the manner in which any Notes Collateral Agent or any Notes Claimholder seeks to enforce its Liens in any Notes Priority Collateral. The foregoing shall not be construed to prohibit the ABL Agent from enforcing the provisions of this Agreement or otherwise acting in accordance with this Agreement.

Section 2.3  Remedies Standstill.

(a)   Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the Notes Collateral Agents nor any Notes Claimholders will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, other than, subject to the priority of floating charges set out in Section 2.1(a)(5), the making of a UK Appointment, and will not take, hold, receive or accept any Proceeds of ABL Priority Collateral in violation of this Agreement. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon obtaining the written consent of the ABL Agent), this Agreement shall not prohibit the Controlling Notes Collateral Agent from the Exercise of Any Secured Creditor Remedies under the applicable Notes Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by a Notes Collateral Agent or a Notes Claimholder is at all times subject to the provisions of this Agreement. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that it will not take or receive any ABL Priority Collateral or any Proceeds of such Collateral in connection with the Exercise of Secured Creditor Remedies with respect to any such Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1, 3.3, 6.3 and subject to the priority of floating charges set out in Section 2.1(a)(5), except for the making of a UK Appointment, the sole right of the Notes Collateral Agents and the Notes Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Notes Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

(b)   The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of Notes Obligations shall have occurred, except to the extent expressly set forth in Section 3.6 of this Agreement, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral without the written consent of the Controlling Notes Collateral Agent, other than, subject to the priority of floating charges set out in Section 2.1(a)(5), the making of a UK Appointment, and will not take, receive or accept any Proceeds of the Notes Priority Collateral in violation of this Agreement. From and after the date upon which the Discharge of Notes Obligations shall have occurred (or prior thereto upon obtaining the written consent of the Controlling Notes Collateral Agent), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Notes Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any Notes Priority Collateral or any Proceeds of such Collateral in connection with the Exercise of Secured Creditor Remedies with respect to any such Collateral in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Notes Obligations has occurred, except as expressly provided in Sections 3.1, 3.3, 3.6, 6.3 and subject to the priority of floating charges set out in Section 2.1(a)(5), except for the making of a UK Appointment, the sole right of the ABL Agent and the ABL Secured Parties with respect to the Notes Collateral is to hold a Lien on such Collateral pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Notes Obligations has occurred. ABL Agent further agrees that, to the extent a Collateral Designation Date shall not have occurred, the ABL Agent hereby agrees that it shall not exercise any foreclosure rights on any Intellectual Property Collateral until a period of fifteen (15) days shall have elapsed after the earlier to occur of (x) the delivery of an Enforcement Notice by the ABL Agent to the Controlling Notes Collateral Agent and (y) an Insolvency Proceeding with respect to any Credit Party (such fifteen (15) day period being hereinafter referred to as the “Limited IP Standstill Period”). For the avoidance of doubt, the ABL Agent shall not be permitted to exercise any foreclosure rights on any Intellectual Property Collateral on and after the Collateral Designation Date.

(c)   Notwithstanding the provisions of Sections 2.3(a), 2.3(b) or any other provision of this Agreement, nothing contained herein shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or Notes Obligations owed to it in any Insolvency Proceeding commenced by or against or in respect of any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce its Lien) on any Collateral, (iii) filing any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking the disallowance of the claim or Lien of such Agent or Secured Party, (iv) with respect to the Note Claimholders, present a cash only bid at any Section 363 of the Bankruptcy Code hearing or with respect to any other sale or disposition of ABL Priority Collateral, (v) with respect to the ABL Secured Parties, present a cash only bid at any Section 363 of the Bankruptcy Code hearing or with respect to any other sale or disposition of Notes Priority Collateral, (vi) with respect to the Note Claimholders, present a credit bid on all or any portion of the ABL Priority Collateral provided the Discharge of ABL Obligations shall have occurred prior to or in connection with the initial closing of any such credit bid (it being agreed that Notes Claimholders shall not be otherwise permitted to credit bid on any ABL Priority Collateral), (vii) with respect to the ABL Secured Parties, present a credit bid on all or any portion of the Notes Priority Collateral provided the Discharge of Notes Obligations shall have occurred prior to or in connection with the initial closing of any such credit bid (it being agreed that ABL Secured Parties shall not be otherwise permitted to credit bid on any Notes Priority Collateral); or (viii) voting on any plan of reorganization or arrangement, proposal or other plan of similar effect under any Debtor Relief Laws or filing any proof of claim in any Insolvency Proceeding of any Credit Party, in each case (i) through (viii) above to the extent not inconsistent with the express terms of this Agreement.

Section 2.4   Exercise of Rights.

(a)    Exclusive Rights to Exercise Remedies.

(1)  Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that the ABL Agent and the ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt, but subject to the priority of floating charges set out in Section 2.1(a)(5), excluding the making of a UK Appointment) and, in connection therewith (including, subject to the terms hereof, voluntary dispositions of ABL Priority Collateral by the respective Credit Parties with the consent of the ABL Agent) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral (including, without limitation, exercising remedies under ABL Deposit and Securities Accounts) without any consultation with or the consent of any Notes Collateral Agent or any Notes Claimholder; provided, however, that (i) the Lien securing any Notes Obligations shall remain on the Proceeds (other than those applied to the ABL Obligations) of such Collateral released or disposed of subject to the Lien Priority and to the provisions of this Agreement and (ii) any exercise of any foreclosure rights on any Intellectual Property Collateral shall be subject to the Limited IP Standstill Period. In exercising rights and remedies with respect to the ABL Priority Collateral, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that the ABL Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent, receiver, interim receiver or other insolvency official appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure or other enforcement, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the PPSA, Debtor Relief Laws and other applicable laws of any applicable jurisdiction. Each Notes Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Notes Collateral Documents or any other Notes Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the

ABL Documents, and each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the ABL Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise.

(2)  Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against or in respect of any Credit Party, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Controlling Notes Collateral Agent shall (in each case, subject to Section 3.6) have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid the Notes Obligations, but subject to the priority of floating charges set out in Section 2.1(a)(5), excluding the making of a UK Appointment) and, in connection therewith (including, subject to the terms hereof, voluntary dispositions of Notes Priority Collateral by the respective Credit Parties with the consent of the Controlling Notes Collateral Agent) make determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Secured Party; provided, however, that the Lien securing the ABL Obligations shall remain on the Proceeds (other than those applied to the Notes Obligations) of such Collateral released or disposed of subject to the Lien Priority and to the provisions of this Agreement. In exercising rights and remedies with respect to the Notes Priority Collateral, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Controlling Notes Collateral Agent may enforce the provisions of the Notes Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent, receiver, interim receiver or other insolvency official appointed by it to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure or other enforcement, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the PPSA, Debtor Relief Laws and other applicable laws of any applicable jurisdiction. The ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the ABL Collateral Documents or any other ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Collateral Agents and the Notes Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Notes Documents, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will not, except as not prohibited herein, take any action that would hinder or delay any exercise of remedies under the Notes Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Notes Priority Collateral, whether by foreclosure or otherwise.

(b)   No Other Restrictions. Except as expressly set forth in this Agreement, each Notes Claimholder and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to Exercise any Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the Controlling Notes Collateral Agent may enforce the provisions of the Notes Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of this Agreement and provisions of applicable law; provided, however, that each of the ABL Agent and the Controlling Notes Collateral Agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with Section 3.6) or any such copies to any Notes Collateral Agent shall not impair any of the ABL Agent’s rights hereunder or under any of the ABL Documents and the Controlling Notes Collateral Agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the Controlling Notes Collateral Agent’s rights hereunder or under any of the Notes Documents. Each Notes Collateral Agent, each Notes Claimholder, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of any Notes Collateral Agent and each Notes Claimholder, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against any Notes Collateral Agent or any other Notes Claimholder, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to any action taken or omitted to be taken by such Person with respect to the

Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken. Notwithstanding anything to the contrary contained herein, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that any Exercise of Secured Creditor Remedies with respect to any Collateral shall be made by the Controlling Notes Collateral Agent and, absent the written consent of the Controlling Notes Collateral Agent, no such Notes Claimholder shall have the right to Exercise any Secured Creditor Remedies with respect to any Collateral.

(c)   Unsecured Creditor Rights. Nothing contained herein shall impair the ABL Agent’s or any ABL Secured Party’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any Notes Priority Collateral) pursuant to the ABL Documents; (ii) to accelerate any of the ABL Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the ABL Obligations; (iv) to institute a lawsuit to collect its debt, including the filing, or participation in a filing, of any involuntary bankruptcy petition in respect to any Credit Party; (v) to exercise any of its rights or remedies with respect to the Notes Priority Collateral as and when permitted by Section 2.3(b), (vi) to file a claim or statement of interest with respect to the ABL Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the Controlling Notes Collateral Agent, or the rights of the Controlling Notes Collateral Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Controlling Notes Collateral Agent subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the ABL Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by, and not in contravention of, the terms of this Agreement; and (x) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement. Nothing contained herein shall impair Controlling Notes Collateral Agent or any Notes Claimholder’s rights (i) to exercise any remedies against any of the Credit Parties or the Collateral (other than any remedies against any ABL Priority Collateral) pursuant to the Notes Documents; (ii) to accelerate any of the Notes Obligations; (iii) to make demand upon any Credit Party or any other Person liable on the Notes Obligations; (iv) to institute a lawsuit to collect its debt; (v) to exercise any of its rights or remedies with respect to the ABL Priority Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Notes Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity and value of, the Liens of the ABL Agent, or the rights of the ABL Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on the Collateral subject to the other terms of this Agreement; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Notes Claimholders, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise any rights or remedies available to unsecured creditors or file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under the Notes Documents, any Insolvency Proceeding or applicable non-bankruptcy law, in each case, not otherwise prohibited by, and not in contravention of, the terms of this Agreement; and (x) to vote on any proposal or plan of reorganization, arrangement or compromise or any proposal, file any claim or proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

(d)   Release of Liens.

(1)   In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent (other than in connection with a refinancing as described in Section 5.2(c)) or by any of the Credit Parties with the consent of the ABL Agent after the occurrence and during the continuance of an ABL Default, or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the ABL Documents and the Notes Documents (or is consented to by the ABL Agent and the

Controlling Notes Collateral Agent pursuant to the terms of the applicable Credit Documents), irrespective of whether an Event of Default has occurred (provided if an ABL Default has occurred and is continuing, clause (A) above shall control), in each case, so long as the proceeds of any such sale, transfer or other disposition are applied in accordance with Section 4.1, each Notes Collateral Agent agrees, on behalf of itself and the applicable Notes Claimholders that, so long as such Notes Collateral Agent, for the benefit of the applicable Notes Claimholders, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the ABL Obligations as provided in Section 4.1 hereof), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof) securing the Notes Obligations, and each Notes Collateral Agent and the Notes Claimholders’ Liens with respect to the ABL Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be, to the extent possible under applicable law, automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, each Notes Collateral Agent agrees that it will promptly execute any and all Lien releases or other documents consistent with this paragraph and reasonably requested by the ABL Agent in connection therewith. Each Notes Collateral Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Notes Collateral Agent and in the name of such Notes Collateral Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(2)   In the event of (A) any private or public sale of all or any portion of the Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the Controlling Notes Collateral Agent (other than in connection with a refinancing as described in Section 5.2(c)) or by any of the Credit Parties with the consent of the Controlling Notes Collateral Agent (acting as directed by the requisite Notes Claimholders pursuant to the terms of the applicable Note Documents) after the occurrence and during the continuance of an Notes Default, or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing as described in Section 5.2(c)), so long as such sale, transfer or other disposition is then permitted by the Notes Documents and the ABL Documents (or is consented to by the Controlling Notes Collateral Agent (acting as directed by the requisite Notes Claimholders pursuant to the terms of the applicable Note Documents) or requisite Notes Claimholders, as applicable, and the ABL Agent) irrespective of whether an Event of Default has occurred (provided if a Notes Default has occurred and is continuing, clause (A) above shall control), in each case, so long as the proceeds of any such sale, transfer or other disposition are applied in accordance with Section 4.1 the ABL Agent agrees, on behalf of itself and the ABL Secured Parties that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the Notes Obligations as provided in Section 4.1 hereof), such sale, transfer or disposition will be free and clear of the Liens on such Notes Priority Collateral (but not the proceeds thereof) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Notes Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be, to the extent possible under applicable law, automatically released without further action concurrently with, and to the same extent as, the release of the Notes Claimholders’ Liens on such Notes Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents consistent with this paragraph and reasonably requested by the Controlling Notes Collateral Agent (acting as directed by the requisite Notes Claimholders pursuant to the terms of the applicable Note Documents) in connection therewith. The ABL Agent hereby appoints the Controlling Notes Collateral Agent and any officer or duly authorized person of the Controlling Notes Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Controlling Notes Collateral Agent’s own name, from time to time, in the Controlling Notes Collateral Agent’s sole discretion (acting as directed by the requisite Notes Claimholders pursuant to the terms of the applicable Note Documents), for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5   No New Liens; Similar Agreements.

(a)    Until the date upon which the Discharge of ABL Obligations shall have occurred, no Notes Claimholder shall acquire or hold any Lien on any assets securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents (unless the Credit Parties shall have offered a Lien on such assets to secure the ABL Obligations and the ABL Agent has declined such Lien). If any Notes Claimholder shall acquire or hold any Lien on any assets over which assets the ABL Agent does not hold a Lien on the date hereof of any Credit Party securing any Notes Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then each Notes Collateral Agent (or the relevant Notes Claimholder) shall, without the need for any further consent of any other Notes Claimholder, and notwithstanding anything to the contrary in any other Notes Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.

(b)    Until the date upon which the Discharge of Notes Obligations shall have occurred, no ABL Secured Party shall acquire or hold any Lien on any assets securing any ABL Obligation which assets are not also subject to the Lien of each Notes Collateral Agent under the Notes Documents (unless the Credit Parties shall have offered a Lien on such assets to secure the Noteholder Claims and the Controlling Notes Collateral Agent (acting as directed by the requisite Notes Claimholders pursuant to the terms of the applicable Note Documents) has declined such Lien). If any ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any ABL Obligation which assets are not also subject to the Lien of each Notes Collateral Agent under the Notes Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party or any Credit Party, and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of each Notes Collateral Agent as security for the Notes Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify each Notes Collateral Agent in writing of the existence of such Lien upon becoming aware thereof.

(c)    Notwithstanding anything in this Agreement to the contrary, the foregoing shall not apply to any cash or cash equivalents pledged to secure ABL Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the ABL Agent or any other ABL Secured Party pursuant to express provisions of the ABL Credit Agreement and any such cash and cash equivalents shall be applied as specified in the ABL Credit Agreement and will not constitute Collateral hereunder.

Section 2.6   Waiver of Marshalling.

(a)    Until the Discharge of ABL Obligations, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b)    Until the Discharge of Notes Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1  Certain Actions Permitted. Each Notes Collateral Agent and the ABL Agent may make such demands or file such claims in respect of the Notes Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time (including in any Insolvency Proceeding). Subject to the provisions of Section 4.1, nothing in this Agreement shall prohibit the receipt by any Notes Collateral Agent or any Notes Claimholder of the required payments of interest, principal and other amounts owed in respect of the Notes Obligations so long as such receipt is not the direct or indirect result of the exercise by any Notes Collateral Agent or any Notes Claimholder of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Subject to the provisions of Section 4.1, nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Secured Party of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. None of the Notes Collateral Agents, Notes Claimholders, ABL Agent or ABL Secured Parties shall take any other action in connection with the Notes Obligations or the ABL Obligations, as applicable, in contravention of the terms of this Agreement (including if for any reason such party is deemed, or is otherwise purporting to be acting in the capacity as, an unsecured or undersecured creditor with respect to such Notes Obligations or ABL Obligations, as applicable).

Section 3.2  Agent for Perfection. The ABL Agent, for and on behalf of itself and each ABL Secured Party, and each Notes Collateral Agent, for and on behalf of itself and each applicable Notes Claimholder, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this Section 3.2 and the priorities otherwise set forth in this Agreement. Solely with respect to any Control Collateral under the control (within the meaning of Section 9-104 of the UCC, the PPSA or other applicable law) of the ABL Agent or any Notes Collateral Agent, the ABL Agent and each Notes Collateral Agent, respectively, agrees to also hold control over such Control Collateral as gratuitous agent for and on behalf of the Notes Claimholders and the ABL Secured Parties, respectively, subject to the terms and conditions of this Section 3.2 and the priorities otherwise set forth in this Agreement. None of the ABL Agent, the ABL Secured Parties, Notes Collateral Agents, or the Notes Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by any Credit Party, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Notes Collateral Agents under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee (in each case, to the extent required under the ABL Documents and the Notes Documents, as applicable) for the other Party for purposes of perfecting the Lien held by the applicable Notes Collateral Agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Notes Claimholders or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the ABL Secured Parties shall not be obligated to see to the application of any Proceeds of the Notes Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. The Notes Collateral Agents are not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, except as expressly provided herein, the Notes Claimholders shall not be obligated to see to the application of any Proceeds of the ABL Priority Collateral deposited into any Deposit Account or be answerable in any way for the misapplication thereof. In addition, (i) each Notes Collateral Agent, on behalf of the applicable Notes Claimholders, hereby agrees and acknowledges that other than with respect to ABL Priority Collateral that may be perfected through the filing of a UCC or PPSA financing statement or similar filing or registration, the ABL Agent’s Liens may be perfected on certain items of ABL Priority Collateral with respect to which a Notes Collateral Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and such Notes Collateral Agent, on behalf of the applicable Notes Claimholders, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement and (ii) the ABL Agent, on behalf of the applicable ABL Secured Parties, hereby agrees and acknowledges that other than with respect to Notes Priority Collateral that may be perfected through the filing of a UCC or PPSA financing statement or similar filing or registration, the Notes Collateral Agent’s Liens may be perfected on certain items of Notes Priority Collateral with respect to which the ABL Agent’s Liens would not be perfected but for the provisions of this Section 3.2, and the ABL Agent, on behalf of the applicable ABL Secured Parties, hereby further agrees that the foregoing described in this sentence shall not be deemed a breach of this Agreement. Each Agent, for itself and on behalf of each applicable Secured Party represented thereby, hereby waives and releases the other Agent from all claims and liabilities arising pursuant to such Agent’s role under this Section 3.2 as bailee with respect to the applicable Control Collateral.

Section 3.3  Sharing of Information and Access. In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Agent shall, upon request from the Controlling Notes Collateral Agent and as promptly as practicable thereafter, either make available to the Controlling Notes Collateral Agent such books and records for inspection and duplication or provide to the Controlling Notes Collateral Agent copies thereof. In the event that any Notes Collateral Agent shall, in the exercise of its rights under any Notes Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, such Notes Collateral Agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

Section 3.4  Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and each Notes Collateral Agent shall (as, and to the extent required by the applicable Credit Documents) each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral as set forth in the applicable Notes Document or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against each Notes Collateral Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Controlling Notes Collateral Agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Notes Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Notes Priority Collateral or relates to business interruption insurance, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Notes Priority Collateral, and if the Parties are unable after negotiating in good faith to agree on the settlement for such claim, either Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Parties; provided that proceeds of such claim shall be applied in the same manner (and required amounts) set forth in Section 4.1(f) for sales and dispositions of Collateral; provided, further that 50% of the proceeds of any claim relating to business interruption insurance shall constitute ABL Priority Collateral and the remaining 50% shall constitute Notes Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or the Controlling Notes Collateral Agent, as the case may be, subject, in each case, to the terms of their respective Credit Documents, and each Notes Collateral Agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof. Notwithstanding the foregoing, (A) to the extent any Proceeds of insurance are received for any liability or indemnification as compensation for a loss with respect to the ABL Priority Collateral, such Proceeds shall first be applied to repay the ABL Obligations (to the extent required pursuant to the ABL Documents) and then be applied (to the extent required by the Notes Documents) to the Notes Obligations, and (B) to the extent any Proceeds of insurance are received for any liability or indemnification as compensation for a loss with respect to the Notes Priority Collateral, such Proceeds shall first be applied to repay the Notes Obligations (to the extent required pursuant to the Notes Documents) and then be applied (to the extent required by the ABL Documents) to the ABL Obligations.

Section 3.5  No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Notes Claimholder shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or Notes Claimholder, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Notes Claimholder.

Section 3.6  Inspection and Access Rights. (a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not any Notes Collateral Agent or any other Notes Claimholder has commenced and is continuing to

Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral or otherwise, the ABL Agent or any other Person (including any ABL Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period during normal business hours to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9-335 of the Uniform Commercial Code, the PPSA or other applicable law), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code, the PPSA or other applicable law) Notes Priority Collateral, and (b) during the Use Period, shall have the irrevocable right to use the Notes Priority Collateral (including, without limitation, Equipment, Fixtures, Intellectual Property (if any), General Intangibles and Real Property) on a world-wide, rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of Inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Notes Claimholder or liability to any Notes Claimholder; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with this Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by an ABL Credit Party (with the consent of the ABL Agent), the Notes Collateral Agents may not sell, assign or otherwise transfer Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.

(b)    During the period of actual occupation, use and/or control by the ABL Agent or other ABL Secured Parties (or, in each case, their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Agent or other ABL Secured Parties have any liability to the Notes Claimholders and/or to any Notes Collateral Agent pursuant to this Section 3.6 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under Section 3.6 or existing as a result of anything other than the occupancy and use or control by the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties (or the ABL Agent or the Credit Parties with the consent of the ABL Agent, as the case may be), or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 3.6. Without limiting the rights granted in this Section 3.6, the ABL Secured Parties and the ABL Agent shall reasonably cooperate with the Notes Claimholders and/or the Notes Collateral Agents in connection with any efforts made by the Notes Claimholders and/or the Notes Collateral Agents to sell the Notes Priority Collateral.

(c)    Other than as set forth in Section 3.6(d), the ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Notes Collateral Agents or the Notes Claimholders (or any person claiming by, through or under the Notes Claimholders, including any purchaser of the Notes Priority Collateral) or to the ABL Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Notes Priority Collateral.

(d)    The ABL Agent shall (i) use the Notes Priority Collateral in accordance with applicable law; (ii) indemnify, hold harmless, and reimburse the Notes Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused directly by the acts or omissions of Persons under the ABL Agent’s control and direction; and (iii) indemnify, hold harmless, and reimburse the Notes Claimholders from any loss, liability, claim, damage (other than diminution in value thereof as a result of the removal of the ABL Priority Collateral) or expense (including the reasonable and documented fees and expenses of legal counsel) arising out of any claim asserted by any third party as a direct result of any acts or omissions of the ABL Secured Parties or any of their agents or representatives in connection with their occupation or use of any Notes Priority Collateral; provided, however, that notwithstanding anything to the contrary contained herein, the ABL Secured Parties will not be liable for any diminution in the value of the Notes Priority Collateral caused by the use of the Notes Priority Collateral in accordance with the terms hereof or the absence or removal of the ABL Priority Collateral therefrom.

(e)    Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not take any action that would hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the rights described in Section 3.6(a) hereof.

(f)    Subject to the terms hereof, the Controlling Notes Collateral Agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral without notice (except as required by applicable law or this Agreement) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees in writing to the obligations of the Notes Collateral Agents and the Notes Claimholders under this Section 3.6.

(g)    In furtherance of the foregoing in this Section 3.6, each Notes Collateral Agent, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired by the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Notes Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary, advisable or helpful in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement) or Credit Card Receivable comprising ABL Priority Collateral; provided that (i) any such license shall terminate upon the sale of all ABL Priority Collateral and shall not extend or transfer to the purchaser of any ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Each Notes Collateral Agent (i) acknowledges and consents to the grant to the ABL Agent by the Credit Parties of the license referred to in Section 5.03 of the U.S. Security Agreement (as defined in the ABL Credit Agreement) or such comparable provision in any of the other Security Agreements (as defined in the ABL Credit Agreement) and (ii) agrees that its Liens in the Notes Priority Collateral shall be subject in all respects to such license. Furthermore, each Notes Collateral Agent agrees that, in connection with any Exercise of Secured Creditor Remedies by any Notes Collateral Agent in respect of Notes Priority Collateral, (x) any notice required to be given by any Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) each Notes Collateral Agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.

(h)    Without regard to the expiration of the Use Period, and without limiting the extent of the ABL Priority Collateral, the ABL Agent shall have the right to utilize all books and records which the ABL Agent has copied or otherwise duplicated until the completion of the sale, disposition, collection, or other transfer by, or with the consent of, the ABL Agent (including any sale, disposition or other transfer by any Credit Party, any agent, receiver, interim receiver or receiver-manager or other insolvency official of any Credit Party or any agent of the ABL Agent (including any receiver, receiver manager, interim receiver or other insolvency official)) of all ABL Priority Collateral.

(i)    It is hereby agreed and acknowledge that nothing in this Section 3.6 shall be deemed or interpreted to alter the fact that that all Intellectual Property Collateral shall be ABL Priority Collateral prior to the Collateral Designation Date (as defined in the ABL Credit Agreement).

Section 3.7  Tracing of and Priorities in Proceeds. The ABL Agent, for itself and on behalf of the ABL Secured Parties, and each Notes Collateral Agent, for itself and on behalf of the Notes Claimholders, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless an Insolvency Proceeding then exists with respect to any Credit Party), any proceeds of Collateral, whether or not deposited under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the other Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of the ABL Obligations occurs, each Notes Collateral Agent for itself and on behalf of each applicable Notes Claimholder, consents to the application, prior to the delivery of a Notes Cash Proceeds Notice to the ABL Agent, of cash or other proceeds of Collateral deposited in deposit accounts (other than any cash (consisting of Notes Priority Collateral) held in Notes Priority Accounts) to the repayment of the ABL Obligations pursuant to the ABL Documents; provided, further, that, for the avoidance of doubt, after the delivery of a Notes Cash Proceeds Notice to the ABL Agent, the ABL Secured Parties shall continue to be able to apply cash or other proceeds of ABL Priority Collateral deposited under control agreements (other than any cash (consisting of Notes Priority Collateral) held in Notes Priority Accounts) to the repayment of the ABL Obligations pursuant to the ABL Documents.

Section 3.8  Purchase Option; Collateral Designation Option.

(a)   Purchase Option.

 (1)  Upon the occurrence of the first to occur of (i) the Exercise of Secured Creditor Remedies by the ABL Agent in respect of all or a material portion of the Collateral, (ii) the commencement of an Insolvency Proceeding against any Notes Credit Party, (iii) any ABL Default, (iv) any action is taken by the ABL Secured Parties to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or to terminate or suspend commitments under the ABL Documents, or (v) the failure of the ABL Secured Parties to honor a valid borrowing request from the ABL Borrowers that satisfies the conditions for borrowing under the ABL Documents for three (3) consecutive Business Days (each such event, a “Controlling Notes Purchase Option Triggering Event”), holders of Notes Obligations represented by the Controlling Notes Collateral Agent (such holders referred to herein as the “Controlling Noteholders”), shall have the option, but not the obligation, to purchase all, but not less than all, of the ABL Obligations owing to the ABL Secured Parties, from the ABL Secured Parties, and assume all, but not less than all, of the then existing funding and other commitments under the ABL Documents. In order to exercise such option, the Controlling Noteholders (including by acting through the Controlling Notes Collateral Agent, who shall give such notice only at the direction of the Controlling Noteholders) shall give written notice (the “Controlling Notes Purchase Notice”) to ABL Agent no later than the tenth (10th) day (or such later date as may be consented to by the ABL Agent, in its sole discretion) after the commencement of the applicable Controlling Notes Purchase Option Triggering Event. A Controlling Notes Purchase Notice, once delivered, shall be irrevocable and shall constitute an absolute, unconditional and irrevocable commitment by the Controlling Noteholders, to purchase all, but not less than all, of the ABL Obligations, and assume all, but not less than all, of the then existing funding and other commitments under the ABL Documents by the participating Notes Claimholders.

 (2)  On the date specified in the Controlling Notes Purchase Notice (which shall not be less than five (5) days after receipt by ABL Agent of the Controlling Notes Purchase Notice, nor more than ten (10) days after receipt by ABL Agent of the Controlling Notes Purchase Notice (or such earlier or later date as may be consented to by the ABL Agent, in its discretion)), ABL Secured Parties shall sell to the participating Notes Claimholders, and such participating Notes Claimholders shall purchase from the ABL Secured Parties, all, but not less than all, of the ABL Obligations, and the ABL Secured Parties shall assign to the participating Notes Claimholders, and the participating Notes Claimholders shall assume from the ABL Secured Parties, all, but not less than all, of the then existing funding and other commitments of the ABL Secured Parties under the ABL Documents.

 (3)  Such purchase and sale shall be made by execution and delivery by the ABL Secured Parties and the participating Notes Claimholders of an Assignment and Acceptance in the form attached to the ABL Credit Agreement. On the date of such purchase and sale, the participating Notes Claimholders shall (i) pay in immediately available funds (in U.S. Dollars) to the ABL Agent, for the benefit of ABL Secured Parties, as the purchase price therefor the full amount of all the ABL Obligations then outstanding and unpaid (including any amounts determined by the ABL Agent to be reasonably necessary to protect against currency rate fluctuations for loans denominated in a currency other than U.S. Dollars), (ii) furnish cash collateral (in U.S. Dollars) to the ABL Agent in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Agent and the other ABL Secured Parties in connection with (A) any outstanding letters of Credit (as defined in the ABL Credit Agreement) (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of Credit), (B) to the extent not terminated and paid in cash, ABL Obligations with respect to ABL Cash Management Obligations and ABL Hedging Agreements, and (C) any indemnity obligations for claims that have been asserted at the time of purchase, and (iii) agree to reimburse the ABL Agent and the other ABL Secured Parties for all expenses theretofore or thereafter incurred by any of them and not included in the ABL Obligations at the time of purchase, but only to the extent such would have been due and payable in accordance with the ABL Documents (including, without limitation, the reimbursement of reasonable legal expenses, commercial finance examination expenses, and appraisal fees). Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the participating Notes Claimholders to the bank account designated by the ABL Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such business day if the amounts so paid by participating Notes Claimholders to the bank account designated by the ABL Agent are received in such bank account later than 2:00 p.m., New York City time.

(4)  Such purchase and sale shall be expressly made without representation or warranty of any kind by the ABL Secured Parties as to the ABL Obligations or otherwise and without recourse to the ABL Secured Parties, except for several (and not joint) representations and warranties as to the following: (x) the notional amount of the ABL Obligations being purchased (including as to the principal of and accrued and unpaid interest on such ABL Obligations, fees and expenses thereof) from such ABL Secured Party, (y) that such ABL Secured Party owns the ABL Obligations being sold free and clear of any Liens granted by such ABL Secured Party and (z) such ABL Secured Party has the full right and power to assign such ABL Obligations and such assignment has been duly authorized by all necessary corporate action by such ABL Secured Party.

(5)  For the avoidance of doubt, such purchase and sale contemplated by this clause (a) shall not reduce or limit the benefits of the ABL Documents in favor of any ABL Secured Parties that expressly survive the assignment of all or any portion of the ABL Obligations by such ABL Secured Party or the termination of the ABL Documents, including, without limitation, any indemnity obligations of the Credit Parties thereunder.

(6)  Notwithstanding anything to the contrary set forth in any ABL Document, the Credit Parties hereby consent to any sale of the ABL Obligations and assignment of the then existing funding and other commitments under the ABL Documents pursuant to the terms of this clause (a).

(7)  In the event that any one or more of the Notes Claimholders exercises and consummates the purchase option set forth in this Section 3.8(a), (i) the ABL Agent and the Issuing Banks (as defined in the ABL Credit Agreement) shall have the right, but not the obligation, to immediately resign under the ABL Credit Agreement, and (ii) the participating Notes Claimholders shall have the right, but not the obligation, to require the ABL Agent and the Issuing Banks to immediately resign under the ABL Credit Agreement.

(b)  Collateral Designation Option.

(1)  At any time there exists and is continuing an ABL Default (but in all cases prior to expiration of the Limited IP Standstill Period) (a “Collateral Designation Option Period”), the Controlling Noteholders shall have the option (the “Collateral Designation Option”), but not the obligation, to cause the occurrence of a Collateral Designation Date. In order to exercise such option, the Controlling Noteholders (including by acting through the Controlling Notes Collateral Agent, who shall give such notice only at the direction of the Controlling Noteholders) shall give written notice (a “Collateral Designation Exercise Notice”) to ABL Agent during the Collateral Designation Option Period of their intention to effect a Collateral Designation pursuant to clause (a) of the definition thereof contained in the ABL Credit Agreement, subject to the satisfaction of the terms and conditions set forth in this Section 3.8(b). Promptly following the existence of any ABL Default, the ABL Agent shall provide notice thereof to each Notes Collateral Agent (provided that the failure of the ABL Agent to give such notice shall not result in any liability to the ABL Agent or affect the enforceability of any provision of this Agreement). In the event that the Controlling Noteholders shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the ABL Agent agrees that the ABL Agent and the ABL Secured Parties shall not exercise any foreclosure action with respect to any Specified Collateral until the expiration or earlier termination of the Collateral Designation Option as provided below.

(2)   The occurrence of a Collateral Designation Date pursuant to the exercise of the Collateral Designation Option in accordance with Section 3.8(b)(1) shall be subject to satisfaction of each of the following conditions:

(i)  On the proposed Collateral Designation Date (which shall be specified in the Collateral Designation Exercise Notice and which shall not be more than forty (40) days after receipt by ABL Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Agent, in its sole discretion)), the participating Notes Claimholders shall pay to the ABL Agent, for the benefit of ABL Secured Parties, an amount equal to 107.5% of the IP Advance then outstanding (provided that such amount shall in no event exceed the aggregate outstanding amount of all loans and letters of credit issued under the ABL Credit Agreement at such time). Such payment shall be made in U.S. Dollars in immediately available funds to such bank account of ABL Agent as ABL Agent may designate in writing to the participating Notes Claimholders and shall be received by the ABL Agent prior to 2:00 p.m., New York City time on such proposed Collateral Designation Date; and

(ii)  On the proposed Collateral Designation Date, the ABL Agent shall automatically update the ABL Borrowing Base (without the need for any further action or consent of any Credit Party and notwithstanding anything to the contrary contained herein), to give pro forma effect to such Collateral Designation (including (x) the removal of all Intellectual Property Collateral from the ABL Borrowing Base, and (y) the lower advance rates under the ABL Borrowing Base applicable on and after the Collateral Designation Date as set forth in the ABL Credit Agreement as in effect on the date hereof) (the “Pro Forma Borrowing Base Modifications”);

provided, however, that no Collateral Designation Date shall be deemed to occur pursuant to this Section 3.8(b) if either (A) the Collateral Designation Date does not occur within forty (40) days after receipt by ABL Agent of the Collateral Designation Exercise Notice (or such later date as may be consented to by the ABL Agent, in its sole discretion) or (B) after giving effect to the Pro Forma Borrowing Base Modifications, the ABL Credit Parties shall not be in compliance with the ABL Financial Covenant.

Notwithstanding anything to the contrary contained herein, in no event shall (x) more than one Collateral Designation Exercise Notice be delivered pursuant to this Section 3.8(b) during the term of this Agreement, (y) in the event that the participating Notes Claimholders fail to satisfy the condition set forth in Section 3.8(b)(2) on the proposed Collateral Designation Date, the Collateral Designation Option shall immediately terminate and (z) the Notes Claimholders or any Notes Collateral Agent be permitted to exercise the Collateral Designation Option after the expiration of the Limited IP Standstill Period. For the avoidance of any doubt, in the event that the Controlling Noteholders shall have delivered a Collateral Designation Exercise Notice prior to the expiration of the Collateral Designation Option Period as set forth above, the Collateral Designation Option shall expire no later than forty (40) days after the delivery of such Collateral Designation Exercise Notice.

Section 3.9  Payments Over.

(a)   So long as the Discharge of Notes Obligations has not occurred, Notes Priority Collateral or Proceeds thereof received by the ABL Agent or any other ABL Secured Party in connection with the Exercise of Secured Creditor Remedies or otherwise received in contravention of this Agreement (it being understood that the application of proceeds from any Deposit Account prior to the delivery of a Notes Cash Proceeds Notice pursuant to the terms of this Agreement shall not be deemed in contravention of this Agreement) shall be segregated and held in trust and forthwith paid over to the Controlling Notes Collateral Agent for the benefit of the Notes Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Controlling Notes Collateral Agent is hereby authorized to make any such endorsements as agent for the

ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b)    So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or Proceeds thereof received by any Notes Collateral Agent or any Notes Claimholder in connection with the Exercise of Secured Creditor Remedies (including set off) or otherwise received in contravention of this Agreement or otherwise shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for the Notes Collateral Agents or any such Notes Claimholder. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

Section 3.10  UK Third Party Notices.

(a)    Each Notes Collateral Agent agrees that, until the Discharge of ABL Obligations has occurred, it will not deliver or require a Credit Party to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party to the extent that such third party’s involvement relates to any ABL Priority Collateral located in the United Kingdom and subject to a Lien under English law (including, without limitation, Deposit Accounts domiciled in the United Kingdom).

(b)   The ABL Agent agrees that, until the Discharge of Notes Obligations has occurred, it will not deliver or require a Credit Party to deliver any notice or direction to any third party (including, without limitation, any bank, insurance company or contract counterparty) or seek to enter into any direct agreement with any such third party to the extent that such third party’s involvement relates to any Notes Priority Collateral located in the United Kingdom and subject to a Lien under English law (including, without limitation, Deposit Accounts domiciled in the United Kingdom).

Section 3.11  Collateral Agency For Foreign Collateral

(a)    Appointment of Common Collateral Agent

(1)   It is acknowledged that, in certain jurisdictions outside of the United States of America or Canada, applicable law prevents both the Notes Collateral Agents and the ABL Agent from obtaining separate liens on the Collateral. In such circumstances, solely for such Collateral in those certain jurisdictions (“Foreign Collateral”), the parties hereto agree that (i) the ABL Agent, who may appoint any sub-agent in its sole discretion upon written notice to the other Collateral Agents to act in such capacity, is hereby appointed as the Common Collateral Agent and sub-agent for the Collateral Agents in respect of any Foreign Collateral, (ii) notwithstanding anything to the contrary contained herein, the Common Collateral Agent is permitted to hold Liens on such Foreign Collateral in trust for the Secured Parties notwithstanding the inability of any other Collateral Agent to hold similar Liens. In recognition of the foregoing, each Collateral Agent hereby irrevocably appoints the ABL Agent as the Common Collateral Agent, to act as the “collateral agent” under any Foreign Security Documents, pursuant to this Section 3.11, and each Collateral Agent hereby irrevocably appoints and authorizes the ABL Agent to act as the agent of such Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Foreign Collateral, pursuant to this Section 3.11, granted by any of the Credit Parties to secure any of the Notes Obligations or ABL Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Foreign Security Documents or supplements to existing Foreign Security Documents on behalf of the Secured Parties). The Common Collateral Agent, as “collateral agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Common Collateral Agent pursuant to this Section 3.11 for purposes of holding or enforcing any Lien on the Foreign Collateral (or any portion thereof) granted under the Foreign Security Documents, or for exercising any rights and remedies thereunder at the direction of the Common Collateral Agent, shall be entitled to the benefits of all provisions of this Agreement, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under this Agreement and the Foreign Security Documents as if set forth in full herein with respect thereto. It is understood and agreed that the use of the term “agent” herein or in any other Foreign Security Documents (or any other similar term) with reference to the Common Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(2)   In relation to Foreign Security Documents governed by German law (the “German Transaction Security”), the Common Collateral Agent shall hold, administer and (subject to the same having become enforceable and to the terms of the Foreign Security Documents) realize any such German Transaction Security which is security transferred or assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as agent for the benefit of the Secured Parties.

(3)   In relation to Foreign Security Documents governed by Swiss law (the “Swiss Security Documents”), solely the ABL Agent shall act as Common Collateral Agent and, in such capacity, shall (i) hold and administer any non-accessory security interests (nicht-akzessorische Sicherheit) created under any Swiss Security Documents as fiduciary (treuhänderisch) in its own name but for the benefit of the Secured Parties and (ii) hold and administer any accessory security interests (akzessorische Sicherheit) created under any Swiss Security Documents as direct representative (direkter Stellvertreter) in the name and on behalf of the Secured Parties. The ABL Agent in its capacity as Common Collateral Agent shall be empowered to: (i) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Common Collateral Agent under the relevant Swiss Security Documents together with such powers and discretions as are reasonably incidental thereto, (ii) take such action on its behalf as may from time to time be authorized under or in accordance with the relevant Swiss Security Documents and (iii) accept, enter into and execute, as its direct representative (direkter Stellvertreter) any pledge or other creation of any accessory security interest granted in favor of any Secured Party under Swiss law in connection with the ABL Documents and/or the Notes Documents and to agree to and execute in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Swiss Security Document which creates a pledge or any other accessory security interest (akzessorische Sicherheit) including the release or confirmation of release of such Collateral, all subject to the provisions of this Agreement.

(4)   No Notes Collateral Agent (i) shall be responsible for or have any liability in respect of any action taken or omitted to be taken by the Common Collateral Agent in respect of any Foreign Collateral or with respect to any Credit Documents to which such Notes Collateral Agent is not a party, and (ii) shall have any duty to monitor the Common Collateral Agent or otherwise keep itself informed as to the performance of the Common Collateral Agent under any Credit Document to which the Common Collateral Agent is a party. Except in the circumstance where a Notes Collateral Agent becomes the Controlling Notes Collateral Agent, no Notes Collateral Agent shall have any right to direct or instruct the Common Collateral Agent in respect of any Foreign Collateral, it being understood that in all cases, the Common Collateral Agent will act as provided under the ABL Documents to which it is a party, subject to the terms of this Agreement.

(b)    Administration of Foreign Collateral

(1)   The Common Collateral Agent shall hold the Foreign Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Agreement and the Foreign Security Documents and any other Credit Document to which the Common Collateral Agent is a party. The Common Collateral Agent shall administer the Foreign Collateral in the manner contemplated by this Agreement and the Foreign Security Documents and any other Credit Document to which the Common Collateral Agent is a party.

(2)   The Common Collateral Agent shall be entitled to exercise such rights and remedies with respect to the Foreign Collateral as are granted to it under the Foreign Security Documents and the other Credit Documents to which it is a party and applicable law.

(3)   Subject to Article 4, the ABL Agent and/or the ABL Lenders shall have sole and exclusive authority to direct the Common Collateral Agent and the ABL Agent in respect of all matters relating to the Foreign Collateral constituting ABL Priority Collateral and the Foreign Security Documents with respect to the ABL Priority Collateral, including, without limitation, to (i) the taking of any action or refraining from taking any action with respect to the Foreign Collateral constituting ABL Priority Collateral and/or any proceeds from the sale or other disposition of the Foreign Collateral constituting ABL Priority Collateral, (ii) the release of Common Collateral Agent’s Lien in any portion of the Foreign Collateral constituting ABL Priority Collateral in connection with a sale of such Foreign Collateral made in accordance with the terms of this Agreement and/or the Foreign Security Documents, (iii) the exercise of all privileges, rights and remedies with respect to the Foreign Collateral constituting ABL Priority Collateral or arising pursuant to the Foreign Security Documents or applicable law, in each case, with respect to the ABL Priority Collateral and (iv) the execution, delivery and performance of any amendment, restatement, modification, consent or waiver with respect to the Foreign Security Documents with respect to the ABL Priority Collateral.

 (4)   Furthermore, subject to Article 4, in relation to the Notes Priority Collateral the Controlling Notes Collateral Agent and/or the Notes Credit Parties shall have sole and exclusive authority to direct the Common Collateral Agent in respect of all matters relating to the Foreign Collateral constituting Notes Priority Collateral and the Foreign Security Documents with respect to the Notes Priority Collateral, including, without limitation, to (i) the taking of any action or refraining from taking any action with respect to the Foreign Collateral constituting Notes Priority Collateral and/or any proceeds from the sale or other disposition of the Foreign Collateral constituting Notes Priority Collateral, (ii) the release of Common Collateral Agent’s Lien in any portion of the Foreign Collateral constituting Notes Priority Collateral in connection with a sale of such Foreign Collateral made in accordance with the terms of this Agreement and/or the Foreign Security Documents, (iii) the exercise of all privileges, rights and remedies with respect to the Foreign Collateral constituting Notes Priority Collateral or arising pursuant to the Foreign Security Documents or applicable law, in each case, with respect to the Notes Priority Collateral and (iv) the execution, delivery and performance of any amendment, restatement, modification, consent or waiver with respect to the Foreign Security Documents with respect to the Notes Priority Collateral.

 (5)   Following the Discharge of ABL Obligations, the Controlling Notes Collateral Agent shall have the right to direct the Common Collateral Agent in respect of all matters relating to the Foreign Collateral constituting ABL Priority Collateral, and/or any Foreign Security Documents with respect to the ABL Priority Collateral, including the Exercise of Any Secured Creditor Remedies with respect thereto. Following the Discharge of Notes Obligations, the ABL Agent shall have the right to direct the Common Collateral Agent in respect of all matters relating to the Foreign Collateral constituting Notes Priority Collateral, and/or any Foreign Security Documents with respect to the Notes Priority Collateral, including the Exercise of Any Secured Creditor Remedies with respect thereto.

 (6)   No Secured Parties shall have any right to take any action with respect to the Foreign Collateral independent of the Common Collateral Agent.

(c)   Rights as a Secured Party. The Person serving as the Common Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Common Collateral Agent and the term “Secured Party” or “Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Common Collateral Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any subsidiary of a Credit Party or other affiliate thereof as if such Person were not the Common Collateral Agent hereunder and without any duty to account therefor to the Secured Parties.

(d)   Exculpatory Provisions

 (1)   The Common Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Foreign Security Documents to which Common Collateral Agent is a party, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Common Collateral Agent:

(i)   shall not be subject to any fiduciary or other implied duties, regardless of whether a default or Event of Default under the Notes Documents or ABL Documents has occurred and is continuing;

(ii)   shall not have any duty to take any discretionary action or exercise any discretionary powers (though it hereby is authorized to take such actions in its Permitted Discretion (as defined in the ABL Credit Agreement)), except discretionary rights and powers expressly contemplated hereby or by the Foreign Security Documents that the Common Collateral Agent is required to exercise as directed in writing by the ABL Agent or the Controlling Notes Collateral Agent; provided that the Common Collateral Agent shall not be required to take any action that, in its good faith, based upon the advice of counsel or upon the written opinion of its counsel, may expose the Common Collateral Agent to liability, or for which it is not indemnified to its satisfaction or that is contrary to any Foreign Security Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any bankruptcy law or that may effect a forfeiture, modification or termination of property in violation of any bankruptcy law; and

(iii)   shall not, except as expressly set forth herein and in the Foreign Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Common Collateral Agent or any of its affiliates in any capacity.

(2)   The Common Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the ABL Agent or the Controlling Notes Collateral Agent or (ii) in the absence of its own willful misconduct or gross negligence as determined by a court of competent jurisdiction by final nonappealable judgment. The Common Collateral Agent shall be deemed not to have knowledge of any default or Event of Default under the Notes Documents or ABL Documents unless and until written notice describing such default or Event of Default is given to the Common Collateral Agent by the Credit Parties, ABL Agent, or Controlling Notes Collateral Agent.

(3)   The Common Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Foreign Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Foreign Security Document or any other agreement, instrument or document.

(e)   Reliance by the Common Collateral Agent.

The Common Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Common Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Common Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the written advice of any such counsel, accountants or experts.

(f)   Delegation of Duties.

(1)   The Common Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Foreign Security Document by or through any one or more sub-agents appointed by the Common Collateral Agent. The Common Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 3.11 shall apply to any such sub-agent and to the related parties of the Common Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the Foreign Collateral. The Common Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Common Collateral Agent acted with willful misconduct or gross negligence in the selection of such sub agents.

(2)   Should any instrument in writing from any Credit Party be required by any sub-agent appointed by the Common Collateral Agent to more fully or certainly vest in and confirm to such sub-agent such rights, powers, privileges and duties, such Credit Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Common Collateral Agent. If any such sub-agent, or successor thereto, shall resign or be removed, all rights, powers, privileges and duties of such sub-agent, to the extent permitted by law, shall automatically vest in and be exercised by the Common Collateral Agent until the appointment of a new sub-agent. All references in this Agreement or in any other Foreign Security Document to any Lien or Foreign Security Document granted or delivered in favour of the Common Collateral Agent shall include any Lien or Foreign Security Document granted to any sub-agent of the Common Collateral Agent.

(g)    Resignation of Common Collateral Agent.

(1)   The Common Collateral Agent may at any time give notice of its resignation to the Secured Parties and the Credit Parties. Upon receipt of any such notice of resignation, the Secured Parties, acting through their Collateral Agents, shall have the right (provided no Event of Default has occurred and is continuing under any ABL Document or Notes Document at the time of such resignation) to appoint a successor, which shall be as designated by ABL Agent. If no such successor shall have been so appointed in accordance with the preceding sentence and shall have accepted such appointment within 30 days after the retiring Common Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Secured Parties) (the “Resignation Effective Date”), then the retiring Common Collateral Agent may (but shall not be obligated to), on behalf of the Secured Parties, appoint a successor Common Collateral Agent meeting the qualifications set forth above.

Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(2)   With effect from the Resignation Effective Date, (1) the retiring Common Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Foreign Security Documents (except that in the case of any collateral security held by the Common Collateral Agent on behalf of the Secured Parties under any of the Foreign Security Documents, the retiring Common Collateral Agent shall continue to hold such collateral security until such time as a successor Common Collateral Agent is appointed but in any event, no more than sixty (60) days following the Resignation Effective Date) and (2) except for any indemnity payments owed to the retiring Common Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Common Collateral Agent shall instead be made by or to each Secured Party directly, until such time, if any, the relevant Collateral Agents appoint a successor Common Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Common Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Common Collateral Agent (other than any rights to indemnity payments owed to the retiring Common Collateral Agent), and the retiring Common Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Foreign Security Documents. After the retiring Common Collateral Agent’s resignation or removal hereunder and under the other Foreign Security Documents, the provisions of this Section 3.11 shall continue in effect for the benefit of such retiring Common Collateral Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Common Collateral Agent was acting as Common Collateral Agent.

(h)   Non-Reliance on Common Collateral Agent and Other Secured Parties. Each Collateral Agent acknowledges that it has, independently and without reliance upon the Common Collateral Agent or any of its related parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the ABL Documents, and the Notes Documents, as applicable. Each Collateral Agent also acknowledges that it will, independently and without reliance upon the Common Collateral Agent or its related parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Foreign Security Document or any related agreement or any document furnished hereunder or thereunder.

(i)   Collateral Matters.

(1)   Each of the Collateral Agents irrevocably authorize the Common Collateral Agent, at its option and in its Permitted Discretion (as defined in the ABL Credit Agreement) to release any Lien or any other claim on any Foreign Collateral granted to or held by the Common Collateral Agent, for the benefit of the Secured Parties, under any Foreign Security Document (A) upon the Discharge of Notes Obligations and the Discharge of ABL Obligations, as applicable, in which case such Lien shall only be released with respect to the obligations so discharged; (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under the Foreign Security Documents, Notes Documents and ABL Documents or (C) if approved, authorized or ratified in writing in accordance with Section 3.11(i)(2).

(2)   Upon request by the Common Collateral Agent at any time, the ABL Agent or the Controlling Notes Collateral Agent will confirm in writing the Common Collateral Agent’s authority to release or subordinate its interest in particular types or items of property or take any other action necessary to administer the Foreign Collateral. In each case, as specified in this Section 3.11(i), the Common Collateral Agent will, at the Credit Parties’ joint and several expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Foreign Collateral from the assignment and security interest granted under the Foreign Security Documents or to subordinate its interest in such item, or to release such Credit Party from its obligations under the Foreign Security Documents, in each case in accordance with the terms hereof and the terms of the Foreign Security Documents.

(3)   The Common Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Foreign Collateral, the existence, priority or perfection of the Common Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Common Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Foreign Collateral.

(j)   Discretionary Rights. The Common Collateral Agent may:

(1)   assume (unless it has received actual notice to the contrary from the Collateral Agents) that (i) no default or Event of Default has occurred and no Credit Party is in breach of or default under its obligations under any of the Foreign Security Documents, Notes Documents, or ABL Documents, and (ii) any right, power, authority or discretion vested by any Foreign Security Documents, Notes Documents, or ABL Documents in any person has not been exercised;

(2)   if it receives any instructions or directions to take any action in relation to the Foreign Collateral, assume that all applicable conditions under this Agreement, ABL Documents and Notes Documents for taking that action have been satisfied;

(3)   engage and pay for the advice or services of accountants, tax advisers, surveyors or other professional advisers or experts and a single legal counsel in each applicable jurisdiction (in addition to the Common Collateral Agent’s general outside counsel);

(4)   without prejudice for the generality of paragraph (c) above, at any time engage and pay for the services of a single additional counsel in each applicable jurisdiction to act as independent counsel to the Common Collateral Agent (in addition to the Common Collateral Agent’s general outside counsel) (and so separate from any lawyers instructed by the other Secured Parties) if the Common Collateral Agent in its reasonable opinion deems this to be desirable and the Collateral Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying on the advice or services of any professional engaged under this Section 3.11(j); and

 (5)   refrain from acting in accordance with the instructions of any Secured Party or the ABL Agent or the Controlling Notes Collateral Agent (including bringing any legal action or proceeding arising out of or in connection with the Foreign Security Documents) until it has received any indemnification and/or security that it may in its reasonable discretion require which may be greater in extent than that contained for the benefit of any Secured Party in the Notes Documents or ABL Documents. Notwithstanding any provision of any Notes Documents or ABL Documents to the contrary, the Common Collateral Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)   Indemnification of Common Collateral Agent.

 (1)   The Credit Parties covenant and agree that they shall defend and be jointly and severally liable to reimburse and indemnify the Common Collateral Agent (and its Affiliates, officers, directors, employees, attorneys and agents (“Common Collateral Agent Related Persons”)) for any and all reasonable expenses and other charges actually incurred by the Common Collateral Agent on behalf of the Secured Parties in connection with the execution, delivery, administration and enforcement of this Agreement and the Foreign Security Documents (or any of them) and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Common Collateral Agent, in any way relating to or arising out of this Agreement, any Foreign Security Document, or any other document delivered in connection herewith or therewith or the transactions contemplated hereby or thereby, or the enforcement of any of the terms hereof or thereof, in each case, except to the extent caused by the Common Collateral Agent’s or the Common Collateral Agent Related Person’s willful misconduct or gross negligence as determined by a court of competent jurisdiction by a final nonappealable judgment.

 (2)   The obligations under this Section 3.11(k) shall survive the Discharge of Notes Obligations, the Discharge of ABL Obligations, the resignation of any Common Collateral Agent, and termination of this Agreement and all of the Foreign Security Documents.

 (3)   Notwithstanding anything else in this Section 3.11(k), the Credit Parties shall have no obligation to indemnify or reimburse any Person for any Taxes unless such taxes would be subject to indemnification or reimbursement under the ABL Credit Agreement or Notes Documents.

(l)   Treatment of Proceeds of Foreign Collateral.

 (1)   All amounts from time to time received or recovered by the Common Collateral Agent pursuant to the terms of any Foreign Security Document or in connection with the realization or enforcement of all or any part of the Foreign Collateral (the “Foreign Recoveries”) shall be held by the Common Collateral Agent in trust and applied, to the extent permitted by applicable law, in the following order:

(i)   First, in discharging any sums owing to the Common Collateral Agent (in its capacity as such), including (i) amounts owing to Common Collateral Agent to indemnify Common Collateral Agent for claims against it or claims that, in the reasonable discretion of Common Collateral Agent, may be asserted against Common Collateral Agent and are subject to the indemnification provisions of this Agreement and (ii) any deductions and withholdings (on account of taxes or otherwise) which Common Collateral Agent is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement and to pay all taxes which may be assessed against it in respect of any of the Foreign Security Documents, or as a consequence of performing its duties, or by virtue of its capacity as Common Collateral Agent (other than in connection with its remuneration for performing its duties under this Agreement); provided that any Foreign Collateral or proceeds thereof that is ABL Priority Collateral may only be applied or retained by Common Collateral Agent to secure indemnification obligations or other amounts owing (or potentially owing) by the ABL Credit Parties and Foreign Collateral or proceeds thereof that is Notes Priority Collateral may only be applied or retained by Common Collateral Agent to secure indemnification obligations or other amounts owing (or potentially owing) by the Notes Credit Parties; and

(ii)  Second, to the ABL Agent or the Controlling Collateral Agent to be applied in accordance with Article 4 hereof.

For the avoidance of doubt, following acceleration of any of the Notes Obligations or the ABL Obligations, Common Collateral Agent may, in its Permitted Discretion (as defined in the ABL Credit Agreement), hold any amount of the Foreign Recoveries (subject to the proviso set forth in subclause “first” above) in a non-interest bearing account(s) in the name of the Common Collateral Agent with such financial institution as it may select (including itself) and for so long as the Common Collateral Agent shall think appropriate in its Permitted Discretion for later application as set forth herein in respect of any sum owing to the Common Collateral Agent that the Common Collateral Agent reasonably considers might become due or owing at any time in the future.

(m)  Currency Conversion. The Common Collateral Agent is under no obligation to make the payments to the Secured Parties above in the same currency as that in which the obligations and liabilities owing to the Secured Parties are denominated. To the extent any payment from Common Collateral Agent to the ABL Agent or another Collateral Agent causes a currency conversion, the provisions of the Notes Documents or the ABL Documents (as applicable, based on the ABL Agent or the other Collateral Agent receiving payment) relating to currency conversions shall apply.

(n)  Benefits of Common Collateral Agent. The provisions of this Section 3.11 granting rights, privileges, immunities and indemnities to the ABL Agent when acting as Common Collateral Agent, are intended to be in addition to, and shall not impair, the rights, privileges, immunities and indemnities granted to the ABL Agent under the ABL Documents, as the case may be.

(o)  Exemption from restrictions on self-dealing. Each of the Credit Parties and the Secured Parties hereby release each Collateral Agent from the restrictions pursuant to section 181 of the German Civil Code and similar restrictions under any applicable law, in each case to the extent legally possible for such Borrowers and Guarantors or Secured Party. Any Borrower, Guarantor or Secured Party prevented by applicable law or its constitutional documents to grant the release from the restrictions pursuant to section 181 German Civil Code shall notify each Collateral Agent without undue delay.

(p)  Parallel Debt.

(1)  Each Credit Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Common Collateral Agent amounts equal to any amounts owing from time to time by such Credit Party to any Secured Party and any other Credit Document pursuant to any Obligations as and when those amounts are due under any Credit Document (such payment undertakings under this Section 3.11 and the obligations and liabilities resulting therefrom being the “Parallel Debt”);

(2)  the Common Collateral Agent shall have its own independent right to demand payment of the Parallel Debt by each Credit Party. Each Credit Party and the Common Collateral Agent acknowledge that the payment obligations of each Credit Party under a Credit Document are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each Credit Party to any Secured Party under this Agreement or any other Credit Document (the “Corresponding Debt”) nor shall the amounts for which each Credit Party are liable under this Section 3.11 be limited or affected in any way by its Corresponding Debt provided that: (A) the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations); (B) the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged; (C) the amount of the Parallel Debt shall at all times be equal to the amount of the Corresponding Debt; (D) the Parallel Debt will be payable in the currency or currencies of the Corresponding Debt; and (E) for the avoidance of doubt, the Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable;

(3)  the security granted under any German Security Agreement and any Swiss Security Document with respect to the Parallel Debt is granted to the Common Collateral Agent in its capacity as sole creditor of the Parallel Debt;

(4)  without limiting or affecting the Common Collateral Agent’s rights against any Credit Party (whether under this Agreement or any other Credit Document), each Credit Party acknowledges that: (A) this Agreement shall not impose any obligation on the Common Collateral Agent to advance any sum to any Credit Party or otherwise under any Credit Document; and (B) for the purpose of any vote taken under any Credit Document, the Common Collateral Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender;

(5)  the Parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Obligations;

(6)  the Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Secured Parties under any Credit Documents, be it by virtue of assignment, assumption or otherwise; and

(7)  all monies received or recovered by the Common Collateral Agent pursuant to this Agreement and all amounts received or recovered by the Common Collateral Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with this Agreement.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1  Application of Proceeds.

(a)  Revolving Nature of ABL Obligations. Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the ABL Credit Parties under the ABL Credit Agreement or other relevant ABL Document shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, amended and restated, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Notes Claimholders and without affecting the provisions hereof; and (iii) all Collateral received by the ABL Agent (so long as such receipt is not the result of the Exercise of Secured Creditor Remedies) may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any other ABL Secured Party) or any Notes Collateral Agent (or any other Notes Claimholders) commences the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender or any Notes Collateral Agent or any Notes Claimholder shall be applied as specified in this Section 4.1. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Notes Obligations, or any portion thereof. Notwithstanding anything to the contrary contained in this Agreement, any Notes Document or any ABL Document, each Credit Party and each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that (i) only Notes Priority Collateral or proceeds of the Notes Priority Collateral shall be deposited in the Notes Priority Accounts, (ii) following a Notes Defaults, all proceeds of the Notes Priority Collateral shall be deposited in the Notes Priority Accounts and (iii) prior to the receipt of a Notes Cash Proceeds Notice by the ABL Agent, the ABL Secured Parties are hereby permitted to treat all cash, cash equivalents, Money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the Notes Claimholders (and all claims of any Notes Collateral Agent or any other Notes Claimholder to such amounts are hereby waived).

(b)  Application of Proceeds of ABL Priority Collateral. The ABL Agent and each Notes Collateral Agent hereby agree that all ABL Priority Collateral, ABL Priority Proceeds and all other Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the ABL Priority Collateral under Section 2.4(d) or Section 6.4, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the ABL Documents,

second, to the payment in full or discharge of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment in full of the Notes Obligations in accordance with the Notes Documents until the Discharge of Notes Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;

provided that if, in connection with an Insolvency Proceeding, the Liens granted in favor of the ABL Agent or the ABL Secured Parties in respect of such ABL Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the Proceeds received with respect to the ABL Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the Notes Obligations in accordance with the Notes Documents until Discharge of Notes Obligations shall have occurred so long as the Lien granted in favor of the Notes Collateral Agent and the Notes Claimholder in respect of such ABL Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the Notes Claimholders be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the ABL Agent and the ABL Secured Parties were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

(c)  Application of Proceeds of Notes Priority Collateral. The ABL Agent and each Notes Collateral Agent hereby agree that all Notes Priority Collateral and all Proceeds thereof, received by either of them (i) in connection with any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral, (ii) in connection with the sale, transfer or other disposition of all or any portion of the Notes Priority Collateral under Section 2.4(d) or Section 6.4, or (iii) in connection with the exercise of any right or remedy (including set off) relating to the Notes Priority Collateral, in each case, shall be applied, first, to the payment of costs and expenses of each Notes Collateral Agent in connection with such Exercise of Secured Creditor Remedies and in accordance with the Notes Documents,

second, to the payment in full of the Notes Obligations in accordance with the Notes Documents (including any intercreditor agreements with respect thereto) until the Discharge of Notes Obligations shall have occurred, third, to the payment in full of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred; and

fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct;

provided that if, in connection with an Insolvency Proceeding, the Liens granted in favor of the Notes Collateral Agents or the Notes Claimholders in respect of such Notes Priority Collateral has been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction, the Proceeds received with respect to the Notes Priority Collateral subject to avoidance, subordination or invalidation shall be applied, to the extent permitted under applicable law, to the payment of the ABL Obligations in accordance with the ABL Documents until Discharge of ABL Obligations shall have occurred so long as the Lien granted in favor of the ABL Agent or the ABL Secured Parties in respect of such Notes Priority Collateral has not been voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction; provided, further, that in no event shall the ABL Agent or the ABL Secured Parties be entitled to recover a greater amount pursuant to the foregoing proviso than they would have recovered if the Liens granted in favor of the Notes Collateral Agents and the Notes Claimholders were not voided, avoided, subordinated, or otherwise invalidated by a court of competent jurisdiction.

(d)  Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to any Notes Collateral Agent or to any Notes Claimholder, and each Notes Collateral Agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code, the PPSA or other applicable law.

(e)  Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Controlling Notes Collateral Agent or shall execute such documents as the Controlling Notes Collateral Agent may reasonably request to enable the Controlling Notes Collateral Agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Notes Obligations, the Notes Collateral Agents shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request to enable the ABL Agent to have control over any Control Collateral still in any Notes Collateral Agent’s possession, custody or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of Section 5.3), or as a court of competent jurisdiction may otherwise direct.

(f)  Mixed Collateral Proceeds. Notwithstanding anything contained in this Agreement to the contrary, in the event that any sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) of Collateral includes (x) the Equity Interests of any Credit Party that has an interest in any ABL Priority Collateral or (y) ABL Priority Collateral (including pursuant to a sale of ABL Priority Collateral and Notes Priority Collateral), the proceeds of any such sale, assignment, transfer, lease, license, exchange or other disposition (or series of sales, assignments, transfers, leases, licenses, exchanges or other dispositions) shall be allocated pursuant to Section 4.1 to the ABL Priority Collateral in an amount not less than the sum of (i) the greater of (x) book value or (y) the orderly liquidation value (determined by reference to the most recent appraisal conducted pursuant to the ABL Documents) of any ABL Priority Collateral consisting of Inventory that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the Inventory owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (ii) the amount of any cash, Money, cash proceeds, and cash equivalents that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the amount of any cash, Money, cash proceeds, and cash equivalents owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, (iii) the face amount of all Credit Card Receivables, Payment Intangibles, and all Accounts that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests of a Credit Party, the face amount of all Credit Card Receivables, Payment Intangibles, and all Accounts owned by such Credit Party and its Subsidiaries that are Credit Parties), in each case determined as of the date of each such sale, assignment, transfer, lease, license, exchange or other disposition, and (c) the appraised value (determined by reference to the most recent applicable appraisal (if any) conducted pursuant to the ABL Documents) (or to the extent such assets are not subject to an appraisal, the fair market value) of all other ABL Priority Collateral that is subject to such sale, assignment, transfer, lease, license, exchange or other disposition (or, in the case of a sale, assignment, transfer, lease, license, exchange or other disposition of Equity Interests issued by a Credit Party, any such ABL Priority Collateral owned by such Credit Party and its Subsidiaries that are Credit Parties), determined as of the date of such sale, assignment, transfer, lease, license, exchange or other disposition.

Section 4.2  Specific Performance. Each of the ABL Agent and each Notes Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, for and on behalf of itself and the Notes Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1  Notice of Acceptance and Other Waivers

(a)  All ABL Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Notes Obligations at any time made or incurred by any Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, hereby waives notice of acceptance, or proof of reliance, by each Notes Collateral Agent or any Notes Claimholders of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Notes Obligations.

(b)  None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any ABL Borrower for an extension of credit pursuant to the ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Notes Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to any Notes Collateral Agent or any Notes Claimholder as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that any Notes Collateral Agent or any of the Notes Claimholders have in the Collateral, except as otherwise expressly set forth in this Agreement. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c)  No Notes Collateral Agent nor any Notes Claimholder nor any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If any Notes Collateral Agent or any Notes Claimholder honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Notes Document, whether any Notes Collateral Agent or any Notes Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if any Notes Collateral Agent or any Notes Claimholder otherwise should exercise any of its contractual rights or remedies under the Notes Documents (subject to the express terms and conditions hereof), no Notes Collateral Agent nor any Notes Claimholder shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Notes Collateral Agents and the Notes Claimholders shall be entitled to manage and supervise their loans and extensions of credit under the applicable Notes Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the Notes Collateral Agents or the Notes Claimholders shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or Proceeds thereof, pursuant to the applicable Notes Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

Section 5.2  Modifications to ABL Documents and Notes Documents

(a)  Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, hereby agrees that, without affecting the obligations of any Notes Collateral Agent or the Notes Claimholders hereunder, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Notes Collateral Agent or any Notes Claimholder, and without incurring any liability to any Notes Collateral Agent or any Notes Claimholder or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, amend and restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Documents in any manner whatsoever; provided, however, that any such amendment, restatement, supplemented, replacement, refinancing, extension, consolidated, restructuring or modification shall not, without the prior written consent of the Controlling Notes Collateral Agent:

(1)  contravene the provisions of this Agreement;

(2)  change any covenants, defaults, or events of default under the ABL Credit Agreement or any other ABL Document (including the addition of covenants, defaults, or events of default not contained in the ABL Credit Agreement or other ABL Documents as in effect on the date hereof) to expressly restrict any Credit Party from making payments of the Notes Obligations that would otherwise be permitted under the ABL Documents as in effect on the date hereof; or

(3)  impose any express direct restriction or limitation on the Credit Parties’ ability to effect any refinancing of the Notes Obligations that is materially more restrictive or limiting than any express direct restriction or limitation contained in the ABL Documents in effect as of the date hereof.

(b)  The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder, the Notes Collateral Agents and the Notes Claimholders may each at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party, and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination of Lien Priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Notes Documents in any manner whatsoever; provided, however, that any such amendment, restatement, supplemented, replacement, refinancing, extension, consolidated, restructuring or modification shall not, without the prior written consent of the ABL Agent:

(1)  contravene the provisions of this Agreement;

(2)  change any covenants, defaults, or events of default under the Note Documents (including the addition of covenants, defaults, or events of default not contained in the Notes Documents as in effect on the date hereof) to expressly restrict any Credit Party from making payments of the ABL Obligations that would otherwise be permitted under the Notes Documents as in effect on the date hereof;

(3)  impose any express direct restriction or limitation on the Credit Parties’ ability to effect any refinancing of the ABL Obligations that is materially more restrictive or limiting than any express direct restriction or limitation contained in the Notes Documents in effect as of the date hereof.

(c)  If in connection with the Discharge of ABL Obligations or the Discharge of Notes Obligations, any Credit Party substantially concurrently or subsequently enters into any Refinancing of any ABL Obligation or Notes Obligation as the case may be, which Refinancing is permitted by both the Notes Documents and the ABL Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of ABL Obligations or the Discharge of Notes Obligations, as the case may be, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of ABL Obligations or Discharge of Notes Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing (the “Refinanced Obligations”) shall automatically be treated as ABL Obligations or Notes Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien Priorities and rights in respect of Collateral set forth herein, and the ABL Agent or Notes Collateral Agent, as the case may be, under such new ABL Documents or new Notes Documents shall be the ABL Agent or a Notes Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that a Credit Party has, in connection with Discharge of ABL Obligations or Discharge of the Notes Obligations or Refinancing of the ABL Obligation or Notes Obligation as the case may be (which Refinancing is permitted by both the Notes Documents and the ABL Documents), entered into, as applicable, new ABL Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Credit Party or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby and to provide that the New Agent shall also be subject to the obligations and limitations set forth herein, in each case consistent in all material respects with the terms of this Agreement and (b) to the extent such deliver to the New Agent any Control Collateral (that is Notes Priority Collateral, in the case of a New Agent that is the agent under any new Notes Documents or that is ABL Priority Collateral, in the case of a New Agent that is the agent under any new ABL Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Control Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents for the benefit of the ABL Secured Parties or the Notes Claimholders, as the case may be, to be bound by the terms of this Agreement. Subject to Section 2.5, if the new ABL Obligations under the new ABL Documents or the new Notes Obligations under the new Notes Documents are secured by assets of the Credit Parties constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Documents, Notes Collateral Documents and this Agreement, subject to the Lien Priorities set forth herein.

(d)  The Credit Parties will be permitted to designate (i) as an additional holder of Notes Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Notes Debt incurred by such Credit Party after the date of this Agreement in accordance with the terms of all then existing ABL Documents and Notes Documents and (ii) as a holder of Refinanced Obligations hereunder, each Person who is, or becomes or who is to become, the registered holder of Refinanced Obligations hereunder in accordance with Section 5.2(c). Upon the issuance or incurrence of any such Additional Notes Debt (including any such Additional Notes Debt included in the definition of Obligations in the Initial Notes Security Agreement) or such Refinanced Obligations, as the case may be:

(1)  (i) the Credit Parties shall deliver to the Notes Collateral Agents and the ABL Agent an Officers’ Certificate stating that the applicable Credit Parties intend to enter into an Additional Notes Instrument or incur Refinanced Obligations, as applicable, and certifying (x) that the issuance or incurrence of Additional Notes Debt under such Additional Notes Instrument is permitted by each then existing ABL Documents and Notes Documents or (y) in the case of any Refinanced Obligations, the issuance or incurrence thereof is in accordance with Section 5.2(c) and (ii) the issuance or incurrence of such Additional Notes Debt under such Additional Notes Instrument or such Refinanced Obligations, as the case may be, is permitted by each then existing ABL Documents and Notes Documents;

(2)  the administrative agent or trustee and collateral agent for such Additional Notes Debt shall execute and deliver to the Collateral Agents a Joinder Agreement;

(3)  the Notes Collateral Documents in respect of such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, shall be subject to, and shall comply with, Section 2.5 of this Agreement; and

(4)  each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Credit Parties or the administrative agent or trustee and collateral agent for such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, may reasonably request in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

Upon satisfaction of the conditions set forth in the foregoing clauses (1) through (4), the Additional Notes Collateral Agent for such Additional Notes Debt or the New Agent for such Refinanced Obligations, as applicable, shall be a Collateral Agent hereunder and the respective obligations will be Additional Notes Obligations or Refinanced Obligations, as applicable, without further act on the part of any Person.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Credit Party to incur additional indebtedness unless otherwise permitted by the terms of each applicable Credit Document.

Section 5.3  Reinstatement and Continuation of Agreement.

(a)  If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the Notes Collateral Agents, the ABL Secured Parties, and the Notes Claimholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party in respect of the ABL Obligations or the Notes Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the ABL Agent or any ABL Secured Party, or any Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b)  If any Notes Collateral Agent or any Notes Claimholder is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party, or any other Person any payment made in satisfaction of all or any portion of the Notes Obligations (a “Term Recovery”), then the Notes Obligations shall be reinstated to the extent of such Term Recovery. If this Agreement shall have been terminated prior to such Term Recovery, this Agreement shall be reinstated in full force and effect in the event of such Term Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, each Notes Collateral Agent, the ABL Secured Parties, and the Notes Claimholders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against or in respect of any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party in respect of the ABL Obligations or the Notes Obligations. No priority or right of any Notes Collateral Agent or any Notes Claimholder shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Notes Collateral Agent or any Notes Claimholder, or any Credit Party or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Notes Documents, regardless of any knowledge thereof which any Notes Collateral Agent or any Notes Claimholder may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1  DIP Financing.

(a)  If any Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Agent or the ABL Secured Parties shall seek to provide one or more of the Credit Parties with, or consent to a third party providing, any financing under Section 364 (or any similar provision in or order made under any other applicable Debtor Relief Law) of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral under Section 363 of the Bankruptcy Code (or any similar provision in or order made under any other applicable Debtor Relief Law) (in each case or any similar provision of any foreign Debtor Relief Laws or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) (each, a “DIP Financing”), with such DIP Financing to be secured at least in part by all or any portion of the ABL Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Notes Collateral Agents securing the Notes Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the ABL Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is ABL Priority Collateral other than to the extent expressly permitted under Section 6.3), so long as (i) each Notes Collateral Agent retains its Lien on the Collateral to secure the applicable Notes Obligations (in each case, including Proceeds thereof arising after the commencement of the case or proceeding under any Debtor Relief Laws) and, as to the Notes Priority Collateral only, such Lien has the same relative priority as existed prior to the commencement of the case or proceeding under the subject Debtor Relief Laws and any Lien on the Notes Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of each Notes Collateral Agent on the Notes Priority Collateral, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) the proposed DIP Financing does not compel any Credit Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions of this Section 6.1(a)

shall not prevent any Notes Collateral Agent and the Notes Claimholders from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Debtor Relief Laws. To the extent the Liens on such ABL Priority Collateral securing the ABL Obligations under the ABL Documents are subordinated or pari passu with the Liens on such ABL Priority Collateral securing such DIP Financing, the Notes Claimholders will subordinate (and will be deemed hereunder to have subordinated) its Liens on such ABL Priority Collateral to (1) such DIP Financing (and all Obligations relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the ABL Collateral Agent, in each case, on the same basis as the other Liens on the ABL Priority Collateral securing the Notes Obligations are so subordinated to Liens on the ABL Priority Collateral securing ABL Obligations under this Agreement.

(b)  If any Credit Party shall be subject to any Insolvency Proceeding at any time prior to the Discharge of Notes Obligations, and the Controlling Notes Collateral Agent or the Notes Claimholders shall seek to provide any Credit Party with, or shall consent to a third party providing, any DIP Financing, the Controlling Notes Collateral Agent and any Notes Claimholder may seek to provide with such DIP Financing to be secured at least in part by all or any portion of the Notes Priority Collateral and any other Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds (and will not request any adequate protection with respect to its Lien on the Notes Priority Collateral solely as a result of such DIP Financing or use of cash collateral that is Notes Priority Collateral other than to the extent permitted under Section 6.3), so long as (i) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case or proceeding under any Debtor Relief Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case or proceeding under the subject Debtor Relief Laws and any Lien on ABL Priority Collateral securing such DIP Financing furnished by the Controlling Notes Collateral Agent or Notes Claimholders is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (ii) all Liens on Notes Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Notes Collateral Agents and the Notes Claimholders securing the Notes Obligations on Notes Priority Collateral, (iii) the proposed DIP Financing does not compel any Credit Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, (iv) the terms of the DIP Financing do not expressly require the liquidation of the Collateral prior to an event of default under the DIP Financing documentation, and (v) the foregoing provisions of this Section 6.1(a) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization or arrangement, proposal or other plan of similar effect under any Debtor Relief Laws. To the extent the Liens on such Notes Priority Collateral securing the Notes Obligations under the Notes Documents are subordinated or pari passu with the Liens on such Notes Priority Collateral securing such DIP Financing, the ABL Secured Parties will subordinate (and will be deemed hereunder to have subordinated) its Liens on such Notes Priority Collateral to such (1) DIP Financing (and all Notes Obligations relating thereto) and (2) any “carve-out” for professional and United States Trustee fees or similar amounts agreed to by the Controlling Notes Collateral Agent, in each case, on the same basis as the other Liens on the Notes Priority Collateral securing the ABL Obligations are so subordinated to Liens on the Notes Priority Collateral securing Notes Obligations under this Agreement.

(c)  All Liens granted to the ABL Agent or any Notes Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to, or accept any Lien that would serve to, “prime” the Lien of the Notes Collateral Agents and the Notes Claimholders on the Notes Priority Collateral and the Notes Collateral Agents and the Notes Claimholders shall not seek to, or accept any Lien that would serve to, “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral.

(d)  The Notes Collateral Agent and the Notes Claimholders hereby agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any Notes Claimholder) to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or

endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the ABL Obligations are granted on the ABL Priority Collateral to secure such DIP Financing. The ABL Agent and the ABL Secured Parties hereby agree that they shall not offer, and shall not permit any of their respective affiliates (that is controlled by or is under common control with any ABL Secured Party) to offer, to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding or endorse the provision of any DIP Financing to the Credit Parties in any Insolvency Proceeding pursuant to which Liens that are senior or pari passu in priority to the Liens securing the Notes Obligations are granted on the Notes Priority Collateral to secure such DIP Financing. The foregoing shall not be deemed to limit any (x) Notes Collateral Agent or the Notes Claimholders from offering to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the ABL Obligations on the ABL Priority Collateral (subject to the rights of the ABL Secured Parties to object to (or otherwise contest on any ground) such DIP Financing) or (y) ABL Agent or any ABL Secured Party from offering to provide any DIP Financing to the Credit Parties in any Insolvency Proceeding secured by Liens that are junior and subordinated in priority to the Liens securing the Notes Obligations on the Notes Priority Collateral (subject to the rights of the Notes Claimholders to object to (or otherwise contest on any ground) such DIP Financing).

Section 6.2  Relief From Stay. Until the Discharge of ABL Obligations has occurred, each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of Notes Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Notes Priority Collateral without the Controlling Notes Collateral Agent’s express written consent. In addition, no Notes Collateral Agent nor the ABL Agent shall seek any relief from the automatic stay or any other stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the Controlling Notes Collateral Agent to be modified or unless the ABL Agent or Controlling Notes Collateral Agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Notes Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or any Notes Collateral Agent’s ability to realize upon its Priority Collateral.

Section 6.3  No Contest; Adequate Protection. (a) Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the ABL Priority Collateral or from proceeds of ABL Priority Collateral, except as set forth in this Section 6.3(c) or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. Each Notes Collateral Agent, on behalf of itself and the applicable Notes Claimholders, agrees that, prior to the Discharge of ABL Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(c) above), (ii) any request by the ABL Agent or any ABL Secured Party for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the ABL Agent, so long as no such payments are made with any proceeds of Notes Priority Collateral, (iii) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of Section 6.1(a) or Section 6.1(c) above) or (iv) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement.

(b)  The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall seek any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) with respect to the Notes Priority Collateral or from proceeds of Notes Priority Collateral, except as set forth in this Section 6.3(c) or as may otherwise be consented to in writing by the Controlling Notes Collateral Agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of Notes Obligations, none of them shall contest (or support any other Person contesting) (i) any request by any Notes

Collateral Agent or any Notes Claimholder for adequate protection of its interest in the Collateral (unless in contravention of Section 6.1(c) above), (ii) any request by the Controlling Notes Collateral Agent or any Notes Claimholder for adequate protection payments in the form of interest at the contract rate and reasonable fees and expenses of the Controlling Notes Collateral Agent, so long as no such payments are made with any proceeds of ABL Priority Collateral, (iii) any proposed provision of DIP Financing by any Notes Collateral Agent or Notes Claimholder (or any other Person proposing to provide DIP Financing with the consent of the Controlling Notes Collateral Agent) (unless in contravention of Section 6.1(b) or Section 6.1(c) above) or (iv) any objection by any Notes Collateral Agent or any Notes Claimholder to any motion, relief, action or proceeding based on a claim by any Notes Collateral Agent or any Notes Claimholder that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to any Notes Collateral Agent as adequate protection of its interests are subject to this Agreement.

(c)  Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding:

(1)  if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral, but provided it does not constitute Notes Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that each Notes Collateral Agent, on behalf of itself or any of the Notes Claimholders, may seek or request (and the ABL Secured Parties will not oppose such request unless in contravention of Section 6.1(c)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of Notes Collateral Agents on ABL Priority Collateral; and

(2)  in the event the Notes Claimholders or any subset thereof are granted adequate protection in respect of Notes Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Notes Priority Collateral, but provided it does not constitute ABL Priority Collateral), then each Notes Collateral Agent, on behalf of itself and any of the Notes Claimholders, agrees that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the Notes Claimholders will not oppose such request unless in contravention of Section 6.1(c)) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Notes Obligations on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral.

(3)  Except as otherwise expressly set forth in Section 6.1(c) or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Notes Collateral Agents or the Notes Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.1(c) or in connection with the exercise of remedies with respect to the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

Section 6.4  Asset Sales. Each Notes Collateral Agent agrees, on behalf of itself and the applicable Notes Claimholders, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made subject to Section 3.6, (ii) the Notes Collateral Agents, for the benefit of the applicable Notes Claimholders, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in Section 2.1, and (iii) the proceeds of such sale are applied to the ABL Obligations in accordance with Section 4.1(b). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose (and will not support any other Person in opposing) and will be deemed to consent to any sale consented to by the Controlling Notes Collateral Agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as (i) any such sale is made subject to Section 3.6, (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale subject to the relative priorities set forth in Section 2.1, and (iii) the proceeds of such sale are applied to the Notes Obligations in accordance with Section 4.1(c). Subject to the requirements of this Agreement, if such sale of Collateral includes both ABL Priority Collateral and Notes Priority Collateral proceeds of such collateral shall be applied in a manner consistent with Section 4.1(f).

Section 6.5  Separate Grants of Security and Separate Classification. Each Notes Claimholders and each ABL Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Notes Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Notes Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization (or other plan or proposal of similar effect under any Debtor Relief Laws) proposed, confirmed, or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Notes Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims subject to the relative priorities set forth herein with respect to the Collateral), then the ABL Secured Parties and the Notes Claimholders hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Obligation claims and Notes Obligation claims against the Credit Parties, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral, as applicable, is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties or the Notes Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (regardless of whether any claim therefor is allowed or allowable in any such Insolvency Proceeding) that is available from each pool of Priority Collateral for each of the ABL Secured Parties and the Notes Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties from such applicable pool of Priority Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from such applicable pool of Priority Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6  Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws).

Section 6.7  ABL Obligations Unconditional. All rights of the ABL Agent hereunder, and all agreements and obligations of the Notes Collateral Agents, the Notes Claimholders and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any ABL Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(c)  any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the ABL Obligations (other than Discharge of ABL Obligations), or of any of the Notes Collateral Agents or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.8  Notes Obligations Unconditional. All rights of each Notes Collateral Agent hereunder, and all agreements and obligations of the ABL Agent, the ABL Secured Parties and the Credit Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(a)  any lack of validity or enforceability of any Notes Document;

(b)  any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Notes Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Notes Document (but solely to the extent permitted pursuant to Section 5.2(a) hereof);

(c)  any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Notes Obligations or any guarantee or guaranty thereof; or

(d)  any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Notes Obligations (other than Discharge of Notes Obligations), or of any of the ABL Agent or any Credit Party, to the extent applicable, in respect of this Agreement.

Section 6.9  Waivers – Bankruptcy Code Sections 506(c) and 1111(b)(2).

(a)  Each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, waives any claim it may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency Proceeding.

(b)  The ABL Agent, for itself and on behalf of the ABL Secured Parties, waives any claim it may hereafter have against any Notes Claimholder arising out of the election of any Notes Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law or out of any grant of a security interest in connection with the Notes Priority Collateral in any Insolvency Proceeding.

(c)  Until the Discharge of the ABL Obligations has occurred, each Notes Collateral Agent, for itself and on behalf of the applicable Notes Claimholders, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Obligations for costs or expenses of preserving or disposing of any Collateral.

(d)  Until the Discharge of the Notes Obligations has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens on Notes Priority Collateral securing the Notes Obligations for costs or expenses of preserving or disposing of any Collateral.

Section 6.10  Post-Petition Interest.

(a)  Neither any Notes Collateral Agent nor any Notes Claimholder shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien securing any ABL Secured Party’s claim, without regard to the existence of the Lien of each Notes Collateral Agent on behalf of the applicable Notes Claimholder on the Collateral.

(b)  Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by any Notes Collateral Agent or any Notes Claimholder for allowance in any Insolvency Proceeding of

Notes Obligations consisting of post-petition interest, fees, or expenses to the extent of the value of the Lien securing the Notes Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Collateral.

Section 6.11  Reorganization Securities.

If, in any Insolvency Proceeding involving a Credit Party, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or arrangement, proposal or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan or proposal and will apply with like effect to the Liens securing such debt obligations.

ARTICLE 7

MISCELLANEOUS

Section 7.1  Rights of Subrogation. Each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement (including Section 3.8(b)) shall entitle any Notes Collateral Agent or any Notes Claimholder to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Controlling Notes Collateral Agent or any applicable Notes Claimholder may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person (other than with respect to any amounts paid pursuant to Section 3.8(b)), so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to a Notes Collateral Agent or any Notes Claimholder pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Notes Obligations shall have occurred. Following the Discharge of Notes Obligations, each Notes Collateral Agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Notes Obligations resulting from payments to any Notes Collateral Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by any Notes Collateral Agent are paid by such Person upon request for payment thereof.

Section 7.2  Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Agent or the Notes Collateral Agents to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement (as then in effect), and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3  Representations. Each Notes Collateral Agent represents and warrants to the ABL Agent that it has the requisite power and authority under the Notes Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the applicable Notes Claimholders that it represents and that this Agreement shall be binding obligations of such Notes Collateral Agent and the applicable Notes Claimholders, enforceable against such Notes Collateral Agent and the applicable Notes Claimholders in accordance with its terms. The ABL Agent represents and warrants to each Notes Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Agent and the ABL Secured Parties, enforceable against the ABL Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4  Amendments. Subject to Sections 5.2(c) and (d), no amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the Controlling Notes Collateral Agent and the ABL Agent, and, in the case of any amendment or waiver that would be materially adverse to a Credit Party, the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Company shall be given notice of any amendment, modification or waiver of this Agreement promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Company shall in no way impact the effectiveness of any such amendment, modification or waiver). Section 7.20 (Limitations of Enforcement against German Credit Parties) may be amended or waived only with the consent of the German Credit Parties, in addition to the ABL Agent and the Controlling Notes Agent, and any such amendment or waiver will be binding on all Parties. This Agreement may be amended without the consent of the Collateral Agents, to include acknowledgments from additional Credit Parties.

Section 7.5  Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, emailed, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of an email or telecopy or four (4) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the Parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each Party, at such other address as may be designated by such Party in a written notice to all of the other Parties.

ABL Agent:	ACF FINCO I LP
560 White Plains Road, Suite 400
Tarrytown, NY 10591
Attention: Tim Sardinia, Principal
Telephone: 914-418-1229
Email: tsardinia@aresmgmt.com

And in each case, with a copy to (which shall not constitute notice):

Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
Attention: Mark Silva & Seth Mennillo
Facsimile No: 617-502-5127 & 617-502-4994
Email: msilva@choate.com & smennillo@choate.com

Initial Notes
Collateral Agent:	Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No: 612-217-5651
Attention: Fossil Group, Inc. Administrator

Section 7.6  No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7  Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations or the

Discharge of Notes Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and permitted assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver, interim receiver, administrator, liquidator, trustee or similar official for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Agent, any ABL Secured Party, any Notes Collateral Agent, or any Notes Claimholder may assign or otherwise transfer all or any portion of the ABL Obligations or the Notes Obligations in accordance with the ABL Credit Agreement or the applicable Notes Documents, in each case, as applicable, to any other Person (other than any Credit Party or any Affiliate of any Credit Party and any Subsidiary of any Credit Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Agent, any Notes Collateral Agent, any ABL Secured Party, or any Notes Claimholder, as the case may be, herein or otherwise. The ABL Secured Parties and the Notes Claimholders may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.8  GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9  Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document. Delivery of an executed signature page to this Agreement electronic transmission or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 7.10  No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Agent, ABL Secured Parties, the Notes Collateral Agents, and Notes Claimholders. No other Person (including any Credit Parties or any Affiliate of any Credit Party, or any Subsidiary of any Credit Party) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11  Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12  Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement. The Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.13  Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14  VENUE; JURY TRIAL WAIVER.

(a)  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT

COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY IT OR ANY OF ITS AFFILIATES SHALL BE BROUGHT, AND SHALL BE HEARD AND DETERMINED, EXCLUSIVELY IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY ABL SECURED PARTY OR ANY NOTES CLAIMHOLDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 7.15  Intercreditor Agreement. This Agreement is the “Intercreditor Agreement” referred to in the ABL Credit Agreement and this Agreement is the “ABL Intercreditor Agreement” referred to in the Initial Notes Indentures. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any Notes Claimholder or (ii) any Notes Claimholder to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Section 7.16  No Warranties or Liability. Each Notes Collateral Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Notes Document. Except as otherwise provided in this Agreement, each Notes Collateral Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.17  Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Notes Document, the provisions of this Agreement shall govern.

Section 7.18  Costs and Expenses. All costs and expenses incurred by each Notes Collateral Agent and the ABL Agent, including, without limitation pursuant to Section 4.1(e) hereunder shall be reimbursed by the Credit Parties as provided in Section 7.07 of the Initial Notes Indentures (or any similar provision in any Additional Notes Instrument) and Section 9.03 (or any similar provision) of the ABL Credit Agreement.

Section 7.19  Information Concerning Financial Condition of the Credit Parties.

(a)  Each of the Notes Collateral Agents and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations. Each Notes Collateral Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other Party of information known to it regarding such condition or any such circumstances. In the event any Notes Collateral Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other Party or any other Party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby agrees to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

(b)  The Credit Parties agree that any information provided to the ABL Agent, each Notes Collateral Agent, any ABL Secured Party or any Notes Claimholder may be shared by such Person with any ABL Secured Party, any Notes Claimholder, the ABL Agent or any Notes Collateral Agent notwithstanding a request or demand by any such Credit Party that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and the Notes Documents, as applicable.

Section 7.20  Limitations of Enforcement against German Credit Parties.

(a)  The Secured Parties agree not to enforce any payment claims, any security, any guarantee and any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to a relevant Credit Agreement) under this Agreement or the other Credit Documents if and to the extent that (i) the relevant payment and/or enforcement proceeds are applied in satisfaction of any liabilities (including guarantees, letters of credit or similar instruments) of the respective German Credit Party’s direct or indirect shareholder(s) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than the liabilities of any of the respective German Credit Party’s wholly owned subsidiaries and, for the avoidance of doubt, the respective German Credit Party’s own liabilities) and (ii) such payment and/or enforcement under this Agreement or the other Credit Documents would cause the amount of the respective German Credit Party’s net assets (Reinvermögen), as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) in violation of sections 30 and 31 of the German Limited Liability Company Act (GmbHG), (each such event is hereinafter referred to as a “Capital Impairment”). For the purposes of this Section 7.20 net assets (Reinvermögen) “net assets” (Reinvermögen) means the assets calculated on the basis of the balance sheet items listed in sections 266 para. 2 A, B, C, D and E of the German Commercial Code (HGB) less all liabilities listed in section 266 para. 3 B, C, D and E of the German Commercial Code (HGB) and less such amounts being subject to a distribution barrier (Ausschüttungssperre) pursuant to section 268 para. 8 of the German Commercial Code (HGB), pursuant to section 253 para. 6 of the German Commercial Code (HGB) or pursuant to section 272 para. 5 of the German Commercial Code (HGB), provided that any deviating specifications made by the Federal High Court (Bundesgerichtshof) for the calculation of the net assets shall be taken into account and that for the purposes of the calculation of the enforceable amount (if any), the following balance sheet items shall be adjusted as follows: (i) the amount of any increase of the respective German Credit Party’s registered share capital after the date of this Agreement that has been effected without prior written consent of the relevant Agent shall be deducted from the respective German Credit Party’s registered share capital; (ii) loans provided to the respective German Credit Party by any member of the group shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law and such loans are not shown in the balance sheet as liability of the respective German Credit Party, provided that the creditor of the corresponding receivables could waive such receivables without violating applicable law or any Credit Document; and (iii) loans or other contractual liabilities incurred in violation of the provisions of the Credit Documents shall be disregarded.

(b)  Disposal of Relevant Assets. Provided that an enforcement is limited due to the aforementioned provisions, the respective German Credit Party shall dispose of all assets, to the extent legally permitted and commercially justifiable, which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of the respective German Credit Party with a book value which is significantly lower than the market value of such assets.

(c)  Management Notification/Auditor’s Determination. The limitation pursuant to this Section 7.20 shall apply, if following a notice by the relevant Agent (or, if applicable, by a Secured Party) that it intends to enforce any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to the relevant Credit Document) under this Agreement or the other Credit Documents, the respective German Credit Party notifies the relevant Agent (or, if applicable, the relevant Secured Party) (“Management Notification”) within ten (10) days upon receipt of the relevant notice that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing prima facie evidence that a realization or other measures undertaken in accordance with the mitigation provisions set out above would not prevent such Capital Impairment); if the Management Notification is contested by the relevant Agent (or, if applicable, the relevant Secured Party), the relevant Agent (or, if applicable, the relevant Secured Party) shall nevertheless be entitled to enforce any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to the relevant Credit Document) under this Agreement or the other Credit Documents up to such amount, which is, based on the Management Notification, undisputed between itself and the respective German Credit Party. In relation to the amount which is in dispute, the respective German Credit Party undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, with-out limitation, the guarantee and joint and the several liability pursuant to the relevant Credit Document) under this Agreement or the other Credit Documents would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as consistently applied by the respective German Credit Party in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The respective German Credit Party shall provide the Auditor’s Determination to the relevant Agent (or, if applicable, the relevant Secured Party) within thirty (30) days from the date on which the relevant Agent (or, if applicable, the relevant Secured Party) contested the Management Notification in writing. The Auditor’s Determination shall be binding on the respective German Credit Party and the relevant Agent (or, if applicable, the relevant Secured Party). If, and to the extent that, any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to the relevant Credit Document) under this Agreement or the other Credit Documents has been enforced without regard to the limitation set forth in Section 7.20(a) because the amount of the available net assets pursuant to the Auditor’s Determination is lower than the amount stated in the Management Notification, the relevant Agent (or, if applicable, the relevant Secured Party) shall upon written demand of the respective German Credit Party to the relevant Agent (or, if applicable, a the relevant Secured Party) repay any amount (if and to the extent already paid to the relevant Agent (or, if applicable, the relevant Secured Party)) up to and including the amount calculated in the Auditor’s Determination as of the date the enforcement of any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to the relevant Credit Document) under this Agreement or any other Credit Document was made. If pursuant to the Auditor’s Determination the amount of the available net assets is higher than set out in the Management Notification, the relevant Agent (or, if applicable, the relevant Secured Party) shall be entitled to enforce into such available net assets accordingly.

(d)   Exceptions. Notwithstanding the above, the limitations pursuant to this Section 7.20 shall not apply: (i) if, at the time of the enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to the relevant Credit Document) hereunder, the limitations set out in Section 7.20(a) are (due to a change in law or applicable court rulings or otherwise) no longer required in order to protect the managing director(s) of the respective German Credit Party from being personally or criminally liable for such obligation according to section 31 of the German Limited Liability Companies Act (GmbH-Gesetz); or (ii) if the respective German Credit Party is party as dominated entity (beherrschtes Unternehmen) of a domination agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabführungsvertrag) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG) (directly or through an unbroken chain of domination and/or profit and loss pooling agreements) with the entity whose liabilities are secured or shall be paid, unless the enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to the relevant Credit Document) hereunder or under the other Credit Documents would cause of violation of sections 30, 31 of the German Limited Liability Company Act (GmbHG); or (iii) if the respective German Credit Party has a recourse right (Rückgriffsanspruch) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG), towards its direct or indirect shareholder(s) (upstream) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) whose liabilities are secured or shall be paid which is fully recoverable (werthaltig); or (iv) for so long as the respective German Credit Party fails to deliver the Management Notification and/or the Auditor’s Determination pursuant to Section 7.20(c); or (v) to any amounts borrowed under the Credit Documents to the extent the proceeds of such borrowing are on-lent to the respective German Credit Party or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against the respective German Credit Party and the repayment of such loans as a result of such on-lending is not prohibited by the Credit Documents or by operation of law; or (vi) if insolvency proceedings have been opened in relation to such German Credit Party and the federal court of justice in Germany (Bundesgerichtshof) has determined that any enforcement of up-stream or cross-stream security and consequential payments no longer cause any personal liability of any managing director of such German Credit Party.

Section 7.21  Limitations of Enforcement against Swiss Credit Parties.

(a)   Notwithstanding anything to the contrary in this Agreement or any other Credit Document, if and to the extent that a Swiss Credit Party becomes liable under this Agreement or any other Credit Document for obligations other than obligations of one of its direct or indirect Subsidiaries (i.e. obligations of its respective direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and if complying with such obligations would not be permitted under Swiss corporate law then applicable, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under applicable Swiss law; provided that such limited amount shall at no time be less than the relevant Swiss Credit Party’s distributable capital (presently being the balance sheet profits and any reserves available for distribution) at the time or times performance of the relevant obligations is due or requested from such Swiss Credit Party, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release the relevant Swiss Credit Party from its obligations in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation.

(b)   In case a Swiss Credit Party who must make a payment in respect of Restricted Obligations under this Agreement or any other Credit Document is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Credit Party shall:

(1)  procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(2)  if the notification procedure pursuant to sub-paragraph (1) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (1) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(3)  notify the Common Collateral Agent that such notification, or as the case may be, deduction has been made and provide the Common Collateral Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;

(4)  in the case of a deduction of Swiss Withholding Tax:

(i)  use its best efforts to ensure that any person other than a Secured Party which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (y) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (z) pay to the Common Collateral Agent upon receipt any amounts so refunded; and

(ii)  if a Secured Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Common Collateral Agent, shall provide the Common Collateral Agent (on its behalf or on behalf of any Secured Party) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Secured Party, to prepare a claim for refund of Swiss Withholding Tax.

(c)  If a Swiss Credit Party is obliged to withhold Swiss Withholding Tax in accordance with Section 7.21(b) above, the Common Collateral Agent shall be entitled to further enforce the Swiss Credit Party’s obligations and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable reserves of such Swiss Credit Party as set out in paragraph (a) above.

(d)  If and to the extent requested by the Common Collateral Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Common Collateral Agent and the Secured Parties to obtain a maximum benefit under this Agreement or any other Credit Document, as applicable, the relevant Swiss Credit Party shall, and any parent company of such Swiss Credit Party being a party to this Agreement or any other Credit Document shall procure that such Swiss Credit Party will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt fulfilment of the Swiss Credit Party’s obligations and allowing the relevant Swiss Credit Party to promptly perform its obligations and make the (requested) payment(s) hereunder from time to time, including the following:

(1)  preparation of an up-to-date audited balance sheet of the relevant Swiss Credit Party;

(2)  confirmation of the auditors of the relevant Swiss Credit Party that the relevant amount represents (the maximum of) freely distributable capital of such Swiss Credit Party;

(3)  approval by a shareholders meeting of the relevant Swiss Credit Party of the capital distribution;

(4)  if the enforcement of Restricted Obligations would be limited due to the effects referred to in this clause, then the relevant Swiss Credit Party shall to the extent permitted by applicable law write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Credit Party’s business (nicht betriebsnotwendig); and

(5)  all such other measures necessary or useful to allow payment under the Swiss Credit Party’s obligations and to allow the relevant Swiss Credit Party to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

Section 7.22  The Collateral Agents.

(a)   The First-Out Notes Collateral Agent is executing and delivering this Agreement solely in its capacity as notes collateral agent under First-Out Notes Indenture. The First-Out Notes Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the First-Out Notes Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First-Out Note Documents. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, nothing contained in this Agreement shall require the First-Out Notes Collateral Agent to exercise any discretionary acts, and any provision of this Agreement that authorizes or permits the First-Out Notes Collateral Agent to consent to, disapprove, request, determine, waive, act or decline to act, in its discretion shall be subject to the First-Out Notes Collateral Agent receiving direction from the requisite holders of First-Out Notes pursuant to the First-Out Notes Indenture.

(b)   The Second-Out Notes Collateral Agent is executing and delivering this Agreement solely in its capacity as notes collateral agent under Second-Out Notes Indenture. The Second-Out Notes Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second-Out Notes Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second-Out Note Documents. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, nothing contained in this Agreement shall require the Second-Out Notes Collateral Agent to exercise any discretionary acts, and any provision of this Agreement that authorizes or permits the First-Out Notes Collateral Agent to consent to, disapprove, request, determine, waive, act or decline to act, in its discretion shall be subject to the Second-Out Notes Collateral Agent receiving direction from the requisite holders of Second-Out Notes pursuant to the Second-Out Notes Indenture.

(c)   No Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Collateral Agent, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. No Collateral Agent shall be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and each Notes Collateral Agent, for and on behalf of itself and the applicable Notes Claimholders, have caused this Agreement to be duly executed and delivered as of the date first above written.

ACF FINCO I LP, in its capacity as the ABL Agent

By: /s/ Ryan T. Mass
Name: Ryan T. Mass
Title: Authorized Signatory

[Signature Page to Intercreditor Agreement]

Wilmington Trust, National Association, in its capacity as the First-Out Notes Collateral Agent

By: /s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Wilmington Trust, National Association, in its capacity as the Second-Out Notes Collateral Agent

By: /s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Intercreditor Agreement]

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement as in effect on the date hereof and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the Common Collateral Agent, the ABL Secured Parties, each Notes Collateral Agent, and the Notes Claimholders (including pursuant to Section 7.18), and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof (and, to the extent any Credit Party receives a copy of any amendment hereto, as amended and in effect from time to time). Each Credit Party further acknowledges and agrees that, it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the ABL Secured Parties, the Credit Parties, the ABL Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Notes Claimholders, the Credit Parties, the Notes Documents remain in full force and effect as written and are in no way modified hereby.

Without limiting the foregoing or any rights or remedies the Credit Parties may have, Company and the other Credit Parties consent to the rights granted to the ABL Secured Parties, and the performance by each Notes Collateral Agent of the obligations, set forth in Section 3.6 of this Agreement and acknowledge and agree that neither any Notes Collateral Agent nor any other Notes Claimholder shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other Intellectual Property by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Credit Parties as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns pursuant to, and in accordance with, Section 3.6 of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CREDIT PARTIES:

FOSSIL GROUP, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL GLOBAL HOLDINGS, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: President

FOSSIL CANADA INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL PARTNERS, L.P. By: Fossil Group, Inc. its General Partner

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL STORES I, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL INTERMEDIATE, INC.

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

[Signature Page to Acknowledgment]

FOSSIL TRUST, acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated, August 31, 1994, as a U.S. Guarantor

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer and Trustee

FOSSIL (UK) HOLDINGS LIMITED

By:	/s/ Sharon Dean
Name:Sharon Dean
Title:Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

FOSSIL (UK) LIMITED

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

FOSSIL (EUROPE) GMBH

By:	/s/ Anna Studzinska
Name: Anna Studzinska
Title: Director

[Signature Page to Acknowledgment]

SWISS TECHNOLOGY HOLDING GMBH

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Managing Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Managing Director

FOSSIL GROUP EUROPE GMBH

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

FOSSIL EUROPE B.V.

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Maurice Hendrix
Name: Maurice Hendrix
Title: Director

[Signature Page to Acknowledgment]

Exhibit A

[FORM OF] JOINDER AGREEMENT1 NO. [__] dated as of [__________], 20[__] to the INTERCREDITOR AGREEMENT dated as of November 13, 2025 (the “Intercreditor Agreement”), among ACF FINCO I LP, as ABL Agent under the ABL Credit Agreement and as Controlling Notes Collateral Agent, Wilmington Trust, National Association, in its capacity as First-Out Notes Collateral Agent, Wilmington Trust, National Association, in its capacity as Second-Out Notes Collateral Agent, and the Additional Notes Collateral Agents from time to time a party thereto and acknowledged and agreed to by the Credit Parties identified on the signature pages hereto.

A.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.  As a condition to the ability of any Credit Party to incur Additional Notes Debt after the date of the Intercreditor Agreement and to secure such Additional Notes Debt with the Lien and to have such Additional Notes Debt guaranteed by the Credit Parties on a senior basis, in each case under and pursuant to the Notes Collateral Documents, the [collateral agent] in respect of such Additional Notes Debt is required to become an Additional Notes Collateral Agent under, and such Additional Notes Debt and the Notes Claimholders in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.2 of the Intercreditor Agreement provides that such collateral agent may become a Notes Collateral Agent under, and such Additional Notes Debt and such Notes Claimholders may become subject to and bound by, Intercreditor Agreement, pursuant to the execution and delivery by the New Additional Notes Collateral Agent (as defined below) of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.2 of the Intercreditor Agreement. The undersigned collateral agent (the “New Additional Notes Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the applicable ABL Documents and the Notes Documents.

Accordingly, the ABL Agent, the Controlling Notes Collateral Agent and the New Additional Notes Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.2 of the Intercreditor Agreement, the New Additional Notes Collateral Agent by its signature below becomes a Notes Collateral Agent under, and the related Additional Notes Debt and Notes Claimholders become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Additional Notes Collateral Agent had originally been named therein as a Notes Collateral Agent, and the New Additional Notes Collateral Agent, on behalf of itself and such Notes Claimholders, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Notes Collateral Agent and to the Notes Claimholders that it represents as Notes Claimholders. Each reference to a “Notes Collateral Agent” or “Additional Notes Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Additional Notes Collateral Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Additional Notes Collateral Agent represents and warrants to the ABL Agent, the Controlling Notes Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee] under [describe new Notes Instrument], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (iii) the Notes Documents relating to such Additional Notes Debt provide that, upon the New Additional Notes Collateral Agent’s entry into this Joinder Agreement, the Notes Claimholders in respect of such Additional Notes Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Notes Claimholders and (iv) the applicable Additional Notes Claimholders and the Collateral with respect to such Additional Notes Debt have agreed to be bound by the terms and conditions of the Intercreditor Agreement.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become

1 To be updated in connection with the issuance of any Additional Note Debt for which the Initial Note Collateral Agent is acting as Collateral Agent.

effective when the ABL Agent and the Controlling Notes Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the New Additional Notes Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.5 of the Intercreditor Agreement. All communications and notices hereunder to the New Additional Notes Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Credit Parties agree to reimburse the ABL Agent and the Controlling Notes Collateral Agent for their respective reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the ABL Agent and the Controlling Notes Collateral Agent to the extent required by Section 7.18 of the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Additional Notes Collateral Agent, the ABL Agent and the Controlling Notes Collateral Agent have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW ADDITIONAL NOTES COLLATERAL AGENT],

as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

ACF FINCO I LP, as ABL Agent

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]

[__________], as Controlling Notes Collateral Agent

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]

Acknowledged by:

CREDIT PARTIES:

[__________]

By:
Name:
Title:

[__________]

By:
Name:
Title:

[__________]

By:
Name:
Title:

[Signature Page to [Form of] Joinder Agreement]